UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO.____)
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
Hudson Valley Holding Corp.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than Registrant)
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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 27, 2010
PROXY STATEMENT
ELECTION OF DIRECTORS
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH NOMINEE FOR THE BOARD OF DIRECTORS
APPROVAL OF HUDSON VALLEY HOLDING CORP. 2010 OMNIBUS INCENTIVE PLAN
RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
EXECUTIVE COMPENSATION COMPENSATION DISCUSSION & ANALYSIS
EXECUTIVE COMPENSATION — SUMMARY COMPENSATION TABLE
GRANT OF PLAN-BASED AWARDS
OPTION EXERCISES AND STOCK VESTED IN FISCAL 2009
PENSION BENEFITS
PENSION BENEFITS IN FISCAL 2009 TABLE
DISCLOSURE REGARDING TERMINATION AND CHANGE IN CONTROL PROVISIONS
DIRECTOR COMPENSATION
TRANSACTIONS WITH RELATED PERSONS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
OTHER MATTERS

HUDSON VALLEY HOLDING CORP.
21 Scarsdale Road
Yonkers, New York 10707
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 27, 2010
     We will hold the annual meeting of shareholders of Hudson Valley Holding Corp. a New York corporation (the “Company”), at the Company’s headquarters at 21 Scarsdale Road, Yonkers, New York on Thursday, May 27, 2010 at 10:30 a.m., local time, for the following purposes:
1.	To elect twelve directors of the Company.

2.	To approve the Hudson Valley Holding Corp. 2010 Omnibus Incentive Plan.

3.	To ratify the appointment of Crowe Horwath LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.

4.	To act on such other matters as may be properly brought before the meeting or any adjournments, postponements or continuations of the meeting.
The Board of Directors recommends that you vote:
•	FOR the election of all of the nominees for director;

•	FOR the approval of the Hudson Valley Holding Corp. 2010 Omnibus Incentive Plan; and

•	FOR the ratification of the appointment of the independent registered public accounting firm.
     The Board of Directors has fixed the close of business on April 16, 2010, as the record date for the meeting. Only shareholders of record at the close of business on this date are entitled to notice of, and to vote at, the meeting or any adjournments, postponements or continuations of the meeting.
     All shareholders are invited to attend the meeting. Whether or not you expect to attend the meeting, to ensure your representation at the meeting, you are urged to submit your vote by telephone, over the internet, or by signing, dating and completing the enclosed proxy and mailing it promptly in the enclosed return envelope. In the event that you attend the meeting, you may vote in person even if you have returned a proxy.
     Your vote is important.
     April 23, 2010
By Order of the Board of Directors
James M. Coogan
Secretary
********************
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIAL FOR THE ANNUAL MEETING TO BE HELD ON MAY 27, 2010: THE COMPANY’S NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS, PROXY STATEMENT AND ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2009 ARE AVAILABLE AT: WWW.PROXYDOCS.COM/HUVL

Hudson Valley Holding Corp.
21 Scarsdale Road
Yonkers, New York 10707
PROXY STATEMENT
     This proxy statement is furnished to you in connection with the solicitation of proxies by the Board of Directors to be used at the 2010 annual meeting of shareholders of Hudson Valley Holding Corp. (the “Company”). Copies of this proxy statement are being mailed on or about April 23, 2010 to persons who were shareholders of record on April 16, 2010.
     The Company, a New York corporation is registered as a bank holding company under the Bank Holding Company Act of 1956. The Company provides financial services through its wholly-owned subsidiary, Hudson Valley Bank, N.A. (“HVB” or “the Bank”). New York National Bank (“NYNB”), a national banking association, was merged into HVB effective March 1, 2010. The Company provides investment management services through a wholly-owned subsidiary of HVB, A.R. Schmeidler & Co., Inc.
Date, Time and Place of Meeting
     We will hold the 2010 annual meeting of shareholders on Thursday, May 27, 2010, at 10:30 a.m. local time, at 21 Scarsdale Road, Yonkers, New York, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.
Matters to be Considered at the Meeting
     At the meeting, we will ask our shareholders to consider and vote upon:
•	the election of twelve directors,

•	the approval of the Hudson Valley Holding Corp. 2010 Omnibus Incentive Plan, and

•	the ratification of the appointment of Crowe Horwath LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.
     The shareholders will also consider and vote upon such other matters as may properly be brought before the meeting or any adjournment, postponement or continuation thereof.
Vote Required
     The presence, in person or by proxy, of the holders of a majority of the shares entitled to vote generally for the election of directors is necessary to constitute a quorum at the meeting. Abstentions and broker “non-votes” are counted as present and entitled to vote for purposes of determining a quorum. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary power with respect to that item and has not received instructions from the beneficial owner.
     A plurality of the votes cast by the shareholders present in person or by proxy and entitled to vote is required to elect directors. With regard to the election of directors, you may vote in favor of, or withhold your vote from, each nominee. Abstentions and broker “non-votes” will have no effect on the outcome of the election of directors.
     A majority of votes cast by the shareholders present in person or by proxy and entitled to vote is required for the approval of the proposed Hudson Valley Holding Corp. 2010 Omnibus Incentive Plan. Abstentions and broker “non-votes” will have no effect on determining whether the requisite number of affirmative votes has been received.

     A majority of votes cast by the shareholders present in person or by proxy and entitled to vote is required for the ratification of the appointment of the independent registered public accounting firm. Abstentions and broker “non-votes” will have no effect on determining whether the requisite number of affirmative votes has been received.
Voting of Proxies
     Shares of our common stock represented by properly executed proxies received in time for the meeting, unless previously revoked, will be voted at the meeting as specified by the shareholders on the proxies. The Company is also offering our shareholders the opportunity to vote by telephone or through the internet. Those shareholders who hold shares through a nominee should refer to instructions on their “Voting Instruction Form”.
Voting By Mail
     To vote your proxy by mail, please sign as instructed on your proxy card, date and mail your proxy card in the envelope provided as soon as possible. Proxies may also be submitted in person at the Company to Wendy Croker, First Vice President, Shareholder Relations, or via facsimile directly to American Stock Transfer at (718) 765-8730. If a proxy is returned without any voting instructions, the shares represented thereby will be voted in favor of the nominated slate of directors, in favor of the Hudson Valley Holding Corp. 2010 Omnibus Incentive Plan, and in favor of the ratification of the appointment of the independent registered public accounting firm, each as recommended by the Board of Directors.
Voting By Internet
     A registered shareholder can vote, 24 hours a day, seven days a week at www.voteproxy.com. You will need the 11-digit control number included on your proxy card.
Voting By Telephone
     A registered shareholder can vote using a touch-tone telephone 24 hours a day, seven days a week, by calling 1-800-PROXIES (1-800-776-9437) in the United States or (1-718- 921-8500) from outside the United States. You will need the 11-digit control number included on your proxy card.
     The Internet and telephone voting procedures are designed to authenticate shareholders’ identities, to allow shareholders to vote their shares and to confirm that their instructions have been properly recorded.
Revocability of Proxies
     If you authorize a proxy, you have the power to revoke it at any time before it is voted. You can do so in one of three ways. First, you can send a written notice to our transfer agent, American Stock Transfer & Trust Company, LLC (“AST”), at the following address stating that you would like to revoke your proxy. Second, you can complete a new proxy card and send it to AST at the following address. Third, you can attend the meeting and vote in person. You should send any written notice or new proxy card to:
American Stock Transfer & Trust Company, LLC
Operations Center
6201 15th Avenue
Brooklyn, NY 11219
     You may request a new proxy card by calling AST at (800) 937-5449

Record Date; Shareholders Entitled to Vote; Quorum
     Only shareholders of record at the close of business on April 16, 2010, will be entitled to receive notice of and vote at the meeting. As of the record date 16,026,824 shares of common stock were issued and outstanding. Each share of common stock is entitled to one vote on each matter on which holders of common stock are entitled to vote. A majority of the outstanding shares of common stock entitled to vote must be represented in person or by proxy at the meeting in order for a quorum to be present.
Solicitation of Proxies
     This proxy solicitation is being made by the Board of Directors, the form of which is enclosed, for the meeting. The cost of any solicitation will be borne by the Company. Our officers, directors or regular employees may communicate with shareholders personally or by mail, telephone, email or otherwise for the purpose of soliciting proxies. We and our authorized agents will request brokers or other custodians, nominees and fiduciaries to forward proxy soliciting material to the beneficial owners of shares held of record by these persons and will reimburse their reasonable out-of-pocket expenses in forwarding the material. We are paying Laurel Hill Advisory Group LLC a fee of $6,000 plus reasonable out-of-pocket expenses, to assist with the solicitation of proxies.
Proposals of Shareholders and Communication with Shareholders
     Shareholders of the Company who intend to present a proposal for action at the 2011 Annual Meeting of Shareholders of the Company and include such proposal in the Company’s proxy statement under Securities and Exchange Commission’s (the “SEC”) shareholder proposal rule (Rule 14a-8) must notify the Company’s management of such intention by notice in accordance with Rule 14a-8, received at the Company’s principal executive offices not later than December 29, 2010.
     Shareholders of the Company who intend to present a proposal for action directly at the 2011 Annual Meeting of Shareholders of the Company outside of the Rule 14a-8 process must notify the Company’s management of such intention by notice, received at the Company’s principal executive offices between January 27, 2011 and February 25, 2011. The notice must be in the manner and form required by the Company’s Bylaws.
     The Board maintains active communication directly with shareholders. Oral and written inquiries from shareholders are responded to by the First Vice President, Shareholder Relations, one of the Executive Officers or the Chairman of the Board. The Board is advised of shareholder inquiries where appropriate. The Board meets with and interacts with shareholders on an ad hoc basis. Shareholders who wish to communicate with the Board of Directors directly may do so by writing to the Board of Directors or to any member of the Board at the Company’s offices or through the Company’s website at www.hudsonvalleybank.com.
     The Company’s management has initiated an Investor Relations program which includes quarterly conference calls to present the Company’s earnings and answer questions from the investment community. In addition, the President and Chief Executive Officer and the Chief Financial Officer have meetings with investors on an adhoc basis. They also have plans to participate in certain Investor Relations events during the course of the year and make presentations to the investment community.
     The Board and Management believe this combination of existing programs facilitates effective open communication with the Company’s shareholders and the investment community.
     We have adopted a service approved by the SEC referred to as “householding”, which is designed to reduce duplicate mailings to you and to save printing and postage cost. This rule allows us to send a single set of any shareholder documents, including proxy information statement, and annual report, to any household at which multiple shareholders reside, if we believe the shareholders are members of the same family, unless we receive contrary instructions from you. You will continue to receive individual proxy cards for each individual shareholder.

     We will deliver promptly upon written or oral request separate copies of shareholder documents to any shareholder at a shared address to which a single set of those documents was delivered. To receive separate documents in the future, you may call or write American Stock Transfer & Trust Company, LLC Shareholder Services Group, at 6201 15th Avenue, Brooklyn, NY 11219 (800) 937-5449. Your continued consent to householding will be presumed unless you notify us that you wish to receive separate documents. We will begin sending separate documents within 30 days after receipt of notice revoking consent. If you own your shares through a bank, broker or other nominee, you can request householding by contacting the nominee.
Other Matters
     The Board of Directors knows of no matters that are expected to be presented for consideration at the meeting that are not described herein. However, if other matters properly come before the meeting, it is intended that the persons named in the accompanying proxy will vote thereon in accordance with their best judgment.
ELECTION OF DIRECTORS
     It is the intention of the persons named in the enclosed form of proxy to vote the shares represented by such proxy for the election of all of the nominees listed below, unless such proxy specifies otherwise. Certain information regarding each nominee is set forth in the table and text below. The number of shares beneficially owned by each nominee is listed under “Security Ownership of Certain Beneficial Owners and Management”, beginning on page 41.
Nominees for the Board of Directors
     All directors of the Company serve for a term of one year, until the next annual meeting of shareholders or until their respective successors have been duly elected and qualified. All of the nominees are currently serving as directors. James M. Coogan, a director since 1994, has not been nominated for re-election this year in response to his interest in retiring. The following table sets forth the names and ages of the nominees, each nominee’s position with the Company, if any, the principal occupation of each nominee, the period during which each nominee has served as a director of the Company and certain other background information about the nominees based on information obtained from each nominee. In addition, described below is each nominee’s particular experience, qualifications, attributes or skills that have led the Board of Directors to conclude that the person should serve as a director of the Company.

			Director
			of the
		Position with the Company and Principal	Company
Name	Age	Occupation; Other Directorships	Since	Independent
William E. Griffin	77	Mr. Griffin is an attorney and is a shareholder and President of Griffin, Coogan, Blose & Sulzer, P.C., a law firm located in Bronxville, New York. Mr. Griffin has served as Chairman of the Board since 1990. Mr. Griffin, one of the original founders of HVB, is a valuable member of the Board of Directors because of his in-depth knowledge in general banking, real estate lending, corporate governance and regulatory matters. His legal training and experience are helpful to the Board in reviewing the Company’s legal documentation or when legal matters arise.	1981	No

			Director
			of the
		Position with the Company and Principal	Company
Name	Age	Occupation; Other Directorships	Since	Independent
James J. Landy	55	President and Chief Executive Officer of the Company since January 2001. Previously, Mr. Landy served as Executive Vice President of HVB and in various other executive capacities with HVB. He has been employed by HVB since 1977. Mr. Landy is a director of Sacred Heart Housing Corp., a senior citizen housing company in Yonkers, the Chairman of St. Joseph’s Medical Center, a health care facility in Yonkers, and a director of the New York Bankers Association. His commercial banking background for over thirty years in conjunction with his leadership ability makes him a valuable member of the Board of Directors. As the President and Chief Executive Officer of the Company, he brings to the Board an intimate understanding of the Company’s business and organization and the community we serve. He provides the Board with insights and information regarding the operations of the Company, which assists the Board in providing adequate levels of management oversight.	2000	No

Stephen R. Brown	54	Senior Executive Vice President, Chief Financial Officer and Treasurer of the Company since July 2004. Previously, Mr. Brown served as Senior Executive Vice President, Chief Operating Officer and Chief Financial Officer of the Company from January 2001 to June 2004. He has been employed by HVB since 1993. Prior to joining HVB, Mr. Brown held executive management positions with companies in the manufacturing, distribution, transportation and financial services industries with both public and private companies. He is a Certified Public Accountant. Mr. Brown brings over thirty years of general business, managerial and commercial banking experience as well as financial expertise to the Board of Directors. His current position with the Company, along with his prior professional experience outside of the Company, provides the Board of Directors with unique insights as to the Company’s operations, policies, implementation of strategic plans and SEC and public company issues.	2000	No

			Director
			of the
		Position with the Company and Principal	Company
Name	Age	Occupation; Other Directorships	Since	Independent
Mary-Jane Foster	59	Vice President, University Relations, of University of Bridgeport, located in Bridgeport, Connecticut, since May 2009. Ms. Foster is also a co-owner and Chief Executive Officer of Westchester Baseball, LLC, an investor group located in Yonkers, New York since 1999. She was a principal of Black Rock Investors, LLC, a development and investment firm, located in Bridgeport, Connecticut, from 1995 to 2009. Ms. Foster was also the Co-founder, Owner and Chief Executive Officer of Bridgeport Bluefish Professional Baseball Club based in Bridgeport, Connecticut from December 2005 to October 2008. Ms. Foster’s knowledge of the business landscape in Connecticut, together with her business and personal affiliations as well as her active involvement in investing and development in Connecticut makes her a valuable member of the Board of Directors, particularly as the Company continues to expand into key markets in Connecticut.	2008	Yes

Gregory F. Holcombe	48	Vice President, BMW Machinery Co., Inc., an investment holding company, since 1994. From 2000 to January 2006, Mr. Holcombe also served as Vice President of Supply Chain Management of Precision Valve Corporation, a maker of aerosol spray valves based in Yonkers, New York. Mr. Holcombe has developed a deep understanding of the key markets we serve which, together with his extensive business experience and management expertise, makes him a valuable member of the Board of Directors.	1999	Yes

Adam W. Ifshin	44	President and Chief Executive Officer of DLC Management Corp., a company property management firm specializing in owning and operating retail shopping centers, located in Tarrytown, New York, since 1991. In addition, Mr. Ifshin is President of Delphi Commercial Properties, Inc., a specialty real estate brokerage firm, President of DLC Investment Securities Corp., a placement agent for real estate investments and a co-founder of DLC UrbanCore, a joint venture created to promote development of retail real estate in under-served, infill and multi-ethnic markets nationwide. Mr. Ifshin’s extensive real estate and financial markets experience, together with his vast knowledge of the New York metropolitan marketplace, makes him a valuable member of the Board of Directors.	2008	Yes

			Director
			of the
		Position with the Company and Principal	Company
Name	Age	Occupation; Other Directorships	Since	Independent
Michael P. Maloney	48	Executive Vice President, Chief Banking Officer of HVB since October 2005. From January 2001 to October 2005, Mr. Maloney served as Executive Vice President, Strategic Relationships and Sales of HVB. He has been employed by HVB since 1993. Mr. Maloney brings to the Board of Directors a deep understanding of the Company’s customers, people and products that he acquired over fifteen years of service with the Company. During the years he has spent with HVB, he has gained extensive knowledge of the Company’s business, history, organization and executive management which, together with the relationships that he has developed, enhances his contributions to the Board of Directors.	2006	No

Angelo R. Martinelli	82	Chairman of the Board and sole owner of Gazette Press, Inc., a printing company located in Yonkers, New York since 1948. Mr. Martinelli is also the Chairman of the Board and sole owner of Suburban Publishing Co., which publishes the Hudson Valley Magazine, since 1972. Mr. Martinelli served as the Mayor of Yonkers for twelve years and has been the President of Police Athletic League of Yonkers for fifteen years. Mr. Martinelli is also the Chairman of Yonkers Chamber of Commerce and served on the Board of Directors of St. Joseph’s Medical Center and The Sharing Community. He is the honoree of many social, professional and political organizations. Through his deep involvement in the community, both politically and professionally, Mr. Martinelli has gained a unique understanding of the community and the political landscape of the markets in which the Board intends to continue to grow the Company’s businesses. Mr. Martinelli brings to the Board of Directors extensive general business experience and unique business perspectives acquired from running two successful companies over the years.	1990	No

William J. Mulrow	54	Director of Citigroup Global Markets Inc., a financial services company based in New York City, since October 2005. Mr. Mulrow is also a Managing Director of Paladin Capital Group, a private equity investment firm, since January 2004. Previously, Mr. Mulrow was Senior Vice President of Gabelli Asset Management, Inc., an asset management and financial services company in Rye, New York from April 1999 to September 2005. Mr. Mulrow’s expertise in the financial services arena, in particular his knowledge and understanding of financial and accounting matters, makes him a valuable member of the Board of Directors.	2003	Yes

			Director
			of the
		Position with the Company and Principal	Company
Name	Age	Occupation; Other Directorships	Since	Independent
John A. Pratt Jr.	79	Vice Chairman of the Board of the Company since December 2009. Mr. Pratt is a consultant to HVB since 1996, advising HVB on business development and retention. Previously, Mr. Pratt was the President and Chief Executive Officer of the Company, retiring in 1995. Mr. Pratt possesses a deep understanding of the Company’s customers, people and products that he acquired over thirty years of service with the Company. His business acumen, coupled with his extensive management and leadership experience with the Company, positions him well to serve on the Board of Directors.	1983	Yes

Cecile D. Singer	80	Principal in Cecile D. Singer Consulting, a consulting firm located in Yonkers, New York, specializing in government relations since 1995. Ms. Singer currently serves on the audit committee of many organizations, including Yonkers Industrial Development Corporation, St. John’s Hospital, Westchester Community College Foundation and Westchester Jewish Community Services. In addition, Ms. Singer is the founder and President of Women’s Enterprise Development Center, the SBA’s center for women’s business in the Lower Hudson Valley, a non-profit organization which provides training programs and support services to both start-up and established women businesses. Ms. Singer is also the Treasurer of Riverside Corporation, a Board member of Yonkers Economic Development Corporation and a former New York State Assemblywoman. Ms. Singer has developed strong ties to the communities in Westchester County, which remains the Company’s primary market. With her wide range of professional experience and knowledge, Ms. Singer brings a variety of business experience in corporate governance, auditing, and management to the Board of Directors.	1994	Yes

Craig S. Thompson	56	President and principal shareholder of Thompson Pension Employee Plans, Inc., a company located in New York City and specializing in pension administration and investment and insurance sales for over twenty years. Through his business, Mr. Thompson has developed extensive knowledge of pension plans and related businesses, which provides the Board of Directors with unique insights regarding the development of potential customer relationships and opportunities for the Company. In addition to Mr. Thompson’s business experience he has a law degree. This unique combination of experience provides the Board of Directors with a valuable perspective on legal and business management matters.	1988	Yes

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH
NOMINEE FOR THE BOARD OF DIRECTORS
Executive Officers
     Certain information with respect to executive officers of the Company and of HVB is set forth below. All executive officers are elected by the Board of Directors and serve at the pleasure of the Board of Directors. Messrs. Griffin, Landy and Brown serve as executive officers of both the Company and HVB, while the other individuals named below are executive officers of HVB only. Biographical information concerning executive officers who are also members of the Board of Directors is given under the caption “Nominees for the Board of Directors” beginning on page 4.

Name	Age	Position
William E. Griffin	77	Chairman of the Board and Director

James J. Landy	55	President, Chief Executive Officer and Director

Stephen R. Brown	54	Senior Executive Vice President, Chief Financial Officer, Treasurer and Director

Michael J. Gilfeather	52	Executive Vice President, Branch Banking of HVB since July 2005. From May 2001 to 2005, Mr. Gilfeather was President of Home Services Shop, a service company in Westchester County. Previously, he was a senior manager in Retail Banking for The Bank of New York since 1980.

Michael P. Maloney	48	Executive Vice President, Chief Banking Officer of HVB and Director.

Mary B. Minieri	51	Executive Vice President and Special Assistant to the President of HVB since August 2005. From March 2002 to August 2005, Ms. Minieri served as Executive Vice President, Branch Administrator of HVB. She has been employed by HVB since 1989.

Vincent T. Palaia	63	Executive Vice President and Chief Lending Officer of HVB since 1997. He has been employed by HVB since 1988.

Frank J. Skuthan	57	Executive Vice President, Chief Operating Officer and Marketing Director of HVB since November 2007. From August 2000 to November 2007, Mr. Skuthan served as Executive Vice President and Marketing Director of HVB. He has been employed by HVB since 2000.

Peter Tomasi	60	Executive Vice President and Chief Credit Officer of HVB since October, 2008. From March, 2006 to October, 2008, Mr. Tomasi was Senior Credit Officer of Valley National Bank, a financial institution based in New Jersey. From December, 2000 to March 2006, Mr. Tomasi served as Executive Director for Corporate Finance, Credit and Operations for Telcordia Technologies, Inc., a telecommunications and networking software provider, based in New Jersey.

The Board of Directors and Committees of the Board
     Corporate Governance
     Under NASDAQ independence standards, the Board of Directors believes that Ms. Foster, Ms. Singer and Messrs. Holcombe, Ifshin, Mulrow, Pratt and Thompson meet the standards of independence for board members. In addition to the transactions disclosed under “Transactions with Related Persons” on page 39, the Board of Directors considered the banking relationship that exists between HVB and Ms. Foster, Ms. Singer and Messrs. Ifshin, Holcombe, Mulrow, Pratt and Thompson in determining each director’s independence. Since these banking products and services are provided in the normal course of business and are available on the same basis as to customers in general, the Board of Directors concluded that these relationships do not affect the directors’ independence. The Board of Directors also concluded that those transactions disclosed under “Transactions with Related Persons” on page 39 do not affect the directors’ independence.
     The Company’s Board of Directors convened 13 times in 2009. The Company’s Committees of the Board of Directors include the Audit Committee, the Compensation and Organization Committee and the Nominating Committee. Other policy decisions for the Company and its subsidiaries continue to often be made by the full Board of Directors of the Company or HVB, or by a standing committee of the Board of Directors of HVB. Other than Michael P. Maloney, no other director attended fewer than 75 percent of the meetings of the Board and the Committees of the Board on which he or she has served.
     The Company’s Board of Directors has adopted a code of ethics for all directors, officers and employees in accordance with SEC and NASDAQ rules. This code of ethics can be found on the Company’s website at www.hudsonvalleybank.com. The Company intends to disclose waivers from its code of ethics, if any, on the Company’s website at www.hudsonvalleybank.com.
     The Company encourages Board members to attend any Meeting of Shareholders. All Board members were in attendance at both the most recent Annual Meeting of Shareholders held May 28, 2009 and the Special Meeting of Shareholders held October 19, 2009.
     The Company’s Board of Directors approved the establishment of a Nominating Committee in February 2010. The Nominating Committee establishes the criteria for membership on the Company’s Board of Directors and identifies, evaluates and recommends qualified individuals whose experience and other qualifications will enhance the goals of the Company, for either appointment to the Board or to stand for election at a meeting of the shareholders. Ms. Singer, Mr. Pratt and Mr. Thompson serve as members of the Nominating Committee. The Nominating Committee charter adopted by the Board of Directors can be found on the Company’s website at www.hudsonvalleybank.com. As further discussed in this section, Ms. Foster, Ms. Singer and Messrs. Holcombe, Ifshin, Mulrow, Pratt and Thompson meet the standards of independence under NASDAQ rules. Prior to being listed on NASDAQ in September 2009, the Board directly assumed the responsibility for governance duties and believed that the nominating function and the Board’s process effectively achieved the Nominating Committee’s purpose, and did not have a separate corporate governance or nominating committee.
     Our Nominating Committee charter sets forth new director qualifications standards. The charter states that qualified individuals are selected for, among other things, their integrity, independence, diversity of experience, community service, their ability to exercise sound judgment, and the ability to make the time commitment necessary to be an effective member of the Board of Directors. The charter also provides that as a general rule, it is the desire of the Board of Directors that directors live and/or work in the communities served by the Bank. The charter further requires that directors be experienced in business, financially literate and respected members of their communities, and they are expected to assist the Company in developing new business. Moreover, directors must have high ethical and moral standards and sound personal finances. Should a director become involved in conduct which is detrimental to the Company’s reputation, he or she should resign from the Board of Directors. Such conduct includes, among other acts, personal bankruptcy, federal or state indictments, convictions of a crime, professional misconduct or unethical practices. In addition, the Nominating Committee charter provides that directors should meet both of the following stock ownership requirements: (a) directors must beneficially own a minimum of $25,000 (market value) of the Company’s stock, and (b) after 180 days of joining the Board of Directors, directors must beneficially own a minimum of $100,000 (market value) of the Company’s stock.
     Diversity is one of the factors that the Nominating Committee considers in identifying qualified individuals for directors. In selecting qualified individuals the Nominating Committee considers, among other factors, that the Board represents a diverse grouping of unique qualifications of specific value to the Company. They are persons who we believe have demonstrated leadership skills and have experience and judgment in areas that are relevant to our business. We believe that their ability to challenge and stimulate management and their dedication to the affairs of the Company collectively serve the interests of the Company and its shareholders. The Nominating Committee has not adopted a formal diversity policy with regard to the selection of qualified individuals for directors.
     Shareholders may propose qualified individuals for consideration by the Company’s Board of Directors by submitting same, in writing, to the Chairman of the Nominating Committee, Hudson Valley Holding Corp., 21 Scarsdale Road, Yonkers, New York 10707. Also see “Proposals of Shareholders and Communication with Shareholders” on page 3.
     The Compensation and Organization Committee is charged with the responsibility for: the annual review and approval of all forms of compensation for the Chairman, Named Executive Officers and other key executives of the Company and its subsidiaries, including but not limited to salary, benefits, bonuses and equity-based compensation; the review and approval of all equity compensation plans and amendments, including recommendation to the Board to approve such plans, and submit them to shareholders for approval when necessary pursuant to NASDAQ Rule 5635(c); the review and recommendation to the Board regarding the compensation polices for all employees of the Company, the annual management incentive plans and other bonus plans proposed by management, as well as the general compensation goals and guidelines for the Company’s employees and the criteria by which bonuses for the Company’s employees are determined; the review and recommendation to the Board regarding the Company’s employment and severance policies; and review and approval of all employment agreements for executive officers and any amendments thereto. The Committee convened 8 times in 2009. Ms. Singer and Messrs. Griffin, Holcombe, Ifshin, Martinelli and Thompson, served as non-employee directors of this Committee, along with Messrs. Landy and Brown, the Company’s two employee directors until September 21, 2009. After September 21, 2009, members of the Committee were Ms. Singer, Messrs Holcombe, Ifshin and Thompson. The Board of Directors has determined that each of these directors meets the NASDAQ standards of independence. The Compensation and Organization Committee charter adopted by the Board of Directors can be found on the Company’s website at www.hudsonvalleybank.com.
     The Compensation and Organization Committee oversees the Company’s compensation programs. Our compensation programs include programs designed specifically for our executive officers. The Committee evaluates the performance of executive officers and makes all final compensation decisions for executive officers. The Committee utilizes independent, qualified consultants to provide research, analysis and recommendations to the Committee regarding executive officers compensation. The consultants assist the Committee in designing compensation plans, analyzing industry survey and comparative data, setting performance goals and determining the mix (salary, non-equity incentive award, equity incentives) and total amount of compensation. See “Executive Compensation — Compensation Discussion and Analysis” beginning on page 24 of this Proxy Statement for more information regarding the Committee’s role in determining executive compensation.
     The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities as to accounting policies and financial reporting practices of the Company and its subsidiaries, the sufficiency of auditing relative thereto and the adequacy and effectiveness of the Company’s internal controls. The Committee also has responsibility for reviewing compliance with the Company’s business ethics and conflict of interest policies. The Audit Committee has the responsibility for and authority to select and terminate the Company’s independent registered public accounting firm and approve their fees and expenses. The Audit Committee operates under a written charter adopted by the Board of Directors which can be found on the Company’s website at www.hudsonvalleybank.com. The Committee convened 5 times in 2009. Until September 21, 2009, the Audit Committee members were Ms. Singer, Ms. Foster, Messrs. Mulrow, Coogan, Ifshin, Pratt and Thompson. After September 21, 2009, members of the Audit Committee were Ms. Foster, Ms. Singer, Messrs. Ifshin, Mulrow and Thompson. The Board of Directors has determined that each of these directors meets the enhanced NASDAQ standards of independence for Audit Committee members.
     Under the requirements of the NASDAQ rules, which the Audit Committee meets, all Audit Committee members must be able to read and understand fundamental financial statements and one member must have the background or experience which results in financial sophistication. NASDAQ rules do not require that the Audit Committee have a “financial expert” as defined in the SEC rules. The Board of Directors does not believe that any one member of the Audit Committee meets the qualifications to be designated a financial expert. However, the Board believes that the Audit Committee members collectively, based upon their experience on the Company’s Board as well as other relevant experience, possess significant and necessary understanding of the Company’s financial reporting and related systems of control and are therefore effective in fulfilling their responsibilities.
Board Leadership Structure and Role in Risk Oversight
     Although our bylaws do not specifically separate the Chairman from the position of Chief Executive Officer (“CEO”), William E. Griffin has been the Chairman of the Board since 1990. James J. Landy currently serves as our CEO.
     We believe it is the CEO’s responsibility to run the Company and the Chairman’s responsibility to oversee the Board of Directors. As directors continue to have more oversight responsibilities than ever before, we believe it is beneficial to have a Chairman whose sole job is leading the Board.
     Pursuant to the Company’s bylaws, the Chairman, shall:
•	supervise the carrying out of the policies adopted or approved by the Board;

•	have general powers, as well as the specific powers conferred by the Company’s bylaws; and

•	have and may exercise such further powers and duties as from time to time may be conferred upon or assigned by the Board of Directors.
     We believe our CEO and our Chairman have an excellent working relationship that has allowed Mr. Landy to focus on the challenges that the Company is facing in the current business environment. By clearly delineating the role of the Chairman position in our bylaws, we ensure there is no duplication of effort between the CEO and the Chairman. We believe this provides strong leadership for our Board, while also positioning our CEO as the leader of the Company in the eyes of our customers, employees and other stakeholders.
     Our Board has seven independent members. We have three Board committees comprised solely of independent directors, each with a different independent director serving as chair of the committee. We believe that the number of independent, experienced directors that make up our Board, along with the oversight of the Board by the non-executive Chairman, benefits our Company and our shareholders.
     Our Audit Committee is primarily responsible for overseeing the Company’s risk management processes on behalf of the full Board. The Audit Committee receives reports from management at least quarterly regarding the Company’s assessment of risks. In addition, the Audit Committee reports regularly to the full Board of Directors, which also considers the Company’s risk profile. The Audit Committee and the full Board of Directors focus on the most significant risks facing the Company and the Company’s general risk management strategy, and also ensure that risks undertaken by the Company are consistent with this strategy. While the Board oversees the Company’s risk management, management is responsible for day-to-day risk management processes. We believe this division of responsibilities is the most effective approach for addressing the risks facing our Company and that our board leadership structure supports this approach.
     Our Board determines the best board leadership structure for our Company. As part of our annual Board self-evaluation process, we evaluate our leadership structure to ensure that the Board continues to believe that it provides the optimal structure for our Company and shareholders. We recognize that different board leadership structures may be appropriate for companies in different situations. We believe our current leadership structure, with Mr. Landy serving as CEO and Mr. Griffin serving as Chairman of the Board, is the optimal structure for our Company at this time.
Audit Committee Report
     In accordance with its written charter adopted by the Board of Directors, the Audit Committee (the “Committee”), which consists entirely of independent directors, assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company.
     In discharging its oversight responsibility as to the audit process, the Committee obtained from the independent registered public accounting firm a formal written statement describing all relationships between them and the Company that might bear on their independence consistent with the Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees”. The Committee discussed with the independent registered public accounting firm any relationships that may impact their objectivity and independence, including fees for non-audit services, and satisfied itself as to the firm’s independence.
     Pursuant to Section 404 of the Sarbanes-Oxley Act, management is required to prepare as part of the Company’s 2009 Annual Report on Form 10-K a report by management on its assessment of the Company’s internal control over financial reporting, including management’s assessment of the effectiveness of such internal control. Crowe Horwath LLP (“Crowe”) has issued an audit report relative to internal control over financial reporting. During the course of fiscal 2009, management regularly discussed the internal control review and assessment process with the Audit Committee, including the framework used to evaluate the effectiveness of such internal controls, and at regular intervals updated the Audit Committee on the status of this process and actions taken by management to respond to issues identified during this process. The Audit Committee also discussed this process with Crowe. Management’s assessment report and the auditors’ audit report are included as part of the Company’s 2009 Annual Report on Form 10-K.
     The Committee discussed and reviewed with the independent registered public accounting firm all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, “Communications with Audit Committees” and, with and without management present, discussed and reviewed the independent auditors’ audit of the financial statements. The Committee also discussed the results of the internal audit examinations.
     The Committee reviewed and discussed the audited financial statements of the Company as of and for the year ended December 31, 2009, with management and the independent registered public accounting firm. Management has the responsibility for the preparation of the Company’s financial statements and the independent registered public accounting firm has responsibility for the audit of those statements.

     Based on the above-mentioned review and discussions with the independent registered public accounting firm, the Committee recommended to the Board of Directors that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2009, for filing with the SEC. The Committee has reappointed Crowe as the Company’s independent registered public accounting firm for the year ending December 31, 2010. In making its determination, the Committee considered qualifications, price and quality of service.
William J. Mulrow, Chairman
Mary-Jane Foster
Adam W. Ifshin
Cecile D. Singer
Craig S. Thompson
APPROVAL OF HUDSON VALLEY HOLDING CORP.
2010 OMNIBUS INCENTIVE PLAN
Approval of The 2010 Omnibus Incentive Plan
     We are asking you to approve the new 2010 Omnibus Incentive Plan. The Board of Directors has approved for submission to our shareholders the Hudson Valley Holding Corp. 2010 Omnibus Incentive Plan (the “2010 Plan”) set forth in Appendix A to this proxy statement. The full text of the 2010 Plan is attached to this proxy statement as Appendix A and the following description of the 2010 Plan is qualified in its entirety by reference to Appendix A. The purpose of the 2010 Plan is to provide additional incentive to officers and key employees of the Company and its subsidiaries, and to provide additional incentive to directors, consultants and advisors of the Company and its subsidiaries.
Types of Options and Awards
     The 2010 Plan provides that the Committee (as defined in the 2010 Plan) may grant eligible employees incentive stock options, non-qualified stock options, restricted stock awards, restricted stock units, stock appreciation rights, performance awards and other types of awards. All options and awards to be granted under the 2010 Plan, with the exception of performance awards in cash, are options for or awards relating to shares of the Company’s common stock. “Incentive stock options” to be granted under the 2010 Plan are intended to constitute “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986 (the “Code”), as amended. “Non-qualified stock options” are those options which, when granted or due to subsequent disqualification, do not qualify as incentive stock options within the meaning of Section 422 of the Code. Restricted stock units are intended to comply with Section 409A of the Code. Performance awards are intended to qualify for exemption under Section 162(m) of the Code. The 2010 Plan defines eligible employees to include directors, consultants and advisors.
Shares Subject To the 2010 Plan
     In approving the 2010 Plan, the Board of Directors provided for the issuance under the 2010 Plan of 1,100,000 shares of which not more than an aggregate of 1,100,000 shares may be issued pursuant to options and/or awards to any one eligible employee. Subject to the foregoing aggregate limitations, the maximum number of shares that may be issued for incentive stock options, non-qualified stock options and stock appreciation rights will be 1,100,000 and the maximum number of shares that may be issued for restricted stock will be 1,100,000.
     Shareholders of the Company have previously authorized the 2002 Stock Option Plan (the “2002 Plan”) which provides for the granting of stock options for the Company’s officers and employees, as well as directors, consultants and advisors. If the 2010 Plan is approved by the shareholders, the Company will discontinue granting options under the 2002 Plan. The 2002 Plan currently has remaining 1,082,270 shares available for issuance. Consequently, the approval by shareholders of the 2010 Plan will authorize the Company to increase the number of shares available for options and awards only in effect by 17,730 shares.
     The 2010 Plan provides that the Committee shall conclusively determine the appropriate adjustments, if any, to the number of shares available and purchase price for stock options and awards in the case of a change in capitalization (as defined in the 2010 Plan). Under this provision, the number of shares available for issuance may be increased by stock dividends and stock splits.
Termination and Amendment
     The 2010 Plan will terminate on the day preceding the tenth anniversary of its effective date. However, the Board of Directors has the right to terminate the 2010 Plan at any time. The Board also has the right to amend the 2010 Plan. However, without shareholder approval, no amendment may be made to the 2010 Plan if the amendment would (a) increase the maximum number of shares as to which options or awards may be granted under the 2010 Plan, (b) change the class of persons eligible to participate in the 2010 Plan, or (c) cause options issued under the 2010 Plan to be repriced or to lower the exercise price of a previously granted option.
     The rights under any option or award granted before any amendment to the 2010 Plan may not be adversely affected by such amendment, except with the consent of the optionee or grantee, as the case may be.
Administration
     The 2010 Plan must be administered by a Committee of two (2) or more outside directors designated by the Board. The Board has authorized the Compensation and Organization Committee, which is composed solely of independent directors, to administer the Plan.
     The Committee will have the power to identify each officer, key employee, director, consultant or advisor qualified to receive an option or award (an “optionee” or “grantee,” respectively) and determine the size of such option or award, the date of grant and the terms and conditions governing the option or award. The Committee will also be charged with the responsibility of interpreting the 2010 Plan and making all administrative determinations and such conclusions will be final.
Eligibility
     All officers, other key employees, directors, consultants and advisors of the Company or its subsidiaries designated by the Committee will be eligible to receive options or awards under the 2010 Plan. No person may receive any options or awards unless he/she is an employee, director, consultant or advisor of the Company or a subsidiary at the time the option or award is granted.
Terms and Conditions of Stock Options
     Term. All options to be granted under the 2010 Plan will be for such term as the Committee determines, provided that (i) all incentive stock options will not be exercisable after the expiration of ten years from the date granted, and (ii) all non-qualified stock options will not be exercisable after the expiration of ten years and one day from the date granted. The Committee may, subsequent to the granting of any option, extend the term thereof but in no event shall the term as so extended exceed the maximum term provided for in the preceding sentence. The 2010 Plan provides that any options which are intended to be incentive stock options and are granted to an optionee who owns more than 10% of the Company’s common stock must have terms of five years or less.
     Purchase Price. The 2010 Plan provides that the purchase price shall be set forth in the grant agreement between the eligible employee and the Company. The purchase price per share under each incentive stock option must not be less than 100% of the fair market value of a share at the time the option is granted (110% in the case of an incentive stock option granted an optionee who owns more than 10% of the

Company’s common stock) and the purchase price per share under each non-qualified stock option must not be less than 100% of the fair market value of a share at the time the option is granted. The 2010 Plan defines “fair market value” on any date generally, as the last sale price reported on NASDAQ. The market value of the Company’s common stock underlying the options as of April 14, 2010 was $26.22.
     The 2010 Plan provides that the purchase price and required tax withholding for shares purchased pursuant to the exercise of any option is payable in full at the time of exercise. The purchase price and required tax withholding may be paid (i) in cash, (ii) by check, (iii) at the discretion of the Committee, by transferring shares having a fair market value on the day preceding the date of exercise of the option equal to the aggregate purchase price for the shares being purchased to the Company and satisfying such other terms and conditions as may be imposed by the Committee; (iv) at the discretion of the Committee, subject to such other terms and conditions as may be imposed by the Committee, by having shares with a fair market value equal to the exercise price that would otherwise have been delivered to the optionee upon exercise of the option withheld by the Company or (v) such other method as approved by the Committee at the discretion of the Committee.
     Exercise Period. The 2010 Plan provides that if an optionee’s employment terminates by reason of death, the right of the optionee, his or her estate, beneficiary or representative to exercise any options will terminate one year following such termination of employment. If the termination of employment is due to the optionee’s Retirement (as defined in the 2010 Plan), the option will be exercisable for the remaining term of the Option. If an optionee’s employment terminates by reason of dismissal for “Cause” (as defined in the 2010 Plan), the right of the optionee to exercise any outstanding, vested options will terminate on the date of such termination of employment. If an optionee’s employment terminates for any other reason, including the voluntary resignation of the optionee, the right of the optionee to exercise any outstanding, vested option will terminate 90 days following termination of employment. With respect to an optionee who is a director, consultant or advisor of the Company, if such person ceases to serve in such capacity for reasons other than death, such person’s right to exercise the option will cease 90 days following such cessation of service; however, if such optionee ceases to serve in that capacity because he or she voluntarily resigns or is removed for Cause by the shareholders of the Company or by the Board, then all rights to exercise the option will terminate on the date of cessation of service.
     The Committee may provide, either at the time the option is granted or thereafter, that the option may be exercised after periods provided above, but in no event beyond the term of the option to the extent that such extension may be made in accordance with Section 409A of the Code.
     Upon death or Retirement, all options become immediately and fully exercisable. Consultants and advisors are not covered by the Retirement provision.
     Change-in-Control Provisions. In the event of a Change-in-Control (as defined in the 2010 Plan), all options outstanding on the date of such a Change of Control shall become immediately and fully exercisable.
     Substitution or Modification. The 2010 Plan provides that the Committee may modify outstanding options or accept the surrender of outstanding options (to the extent not exercised) and grant new options in substitution for them. However, no modification of an option may alter or impair an outstanding option without the optionee’s consent. In addition, no amendment or modification of an option may cause an option issued under the 2010 Plan to be repriced or to lower the exercise price of a previously granted option.
Terms and Conditions of Stock Appreciation Rights
     Term. All stock appreciation rights available for issuance under the 2010 Plan will be for such term as the Committee determines. If granted in connection with an option, such stock appreciation right will cover the same shares covered by the option (or such lesser number of shares as the Committee may determine) and, except as provided below, be subject to the same terms and conditions as the related option.

     Exercise. The 2010 Plan provides that a stock appreciation right granted in connection with an option is exercisable only at such time or times and to the extent that the related option is exercisable. If such stock appreciation right is connected to an incentive stock option it will be exercisable only if the fair market value of a share on the date of exercise exceeds the purchase price of the related incentive stock option. The 2010 Plan provides that a stock appreciation right unrelated to an option will contain such terms and conditions as to exercisability, vesting and duration as the Committee will determine, but in no event shall they have a term of greater than ten years. Upon the death or Retirement of a grantee, all stock appreciation rights become immediately exercisable. The 2010 Plan provides that if an optionee’s employment terminates by reason of death, the right of the optionee, his or her estate, beneficiary or representative to exercise any stock appreciation right will terminate one year following such termination of employment and shall thereafter terminate. Upon the Retirement of a grantee, the stock appreciation rights held by that grantee will be exercisable for a period of 90 days following such termination of employment. Other exercise terms generally parallel those applicable to options.
     Payment. The 2010 Plan provides that upon exercise of a stock appreciation right related to an option the grantee will receive an amount determined by multiplying (A) the excess of fair market value of a share on the date of exercise of such stock appreciation right over the per share purchase price under the related option, by (B) the number of shares as to which such stock appreciation right is being exercised. Notwithstanding the foregoing, the Committee may limit in any manner the amount payable with respect to any stock appreciation right by including such a limit in the Agreement evidencing the stock appreciation right at the time it is granted. The 2010 Plan provides that upon exercise of a stock appreciation right unrelated to an option the grantee will receive an amount determined by multiplying (A) the excess of fair market value of a share on the date of exercise of such stock appreciation right over the per share fair market value of a share on the date of the grant of the stock appreciation right, by (B) the number of shares as to which such stock appreciation right is being exercised. The Committee has discretion to make such payments either solely in shares of the Company’s Common Stock in a number determined at their fair market value on the date of exercise of the stock appreciation right or in cash or in a combination of cash and shares.
     Restrictions. The 2010 Plan provides that no stock appreciation right may be exercised before the date six months after the date it is granted, except in the event of death of the grantee before the expiration of the six-month period.
     Change-in-Control. In the event of a Change-in-Control, subject to the restrictions immediately above, all stock appreciation rights shall become immediately and fully exercisable.
Terms and Conditions of Restricted Stock
     Terms and Conditions. The 2010 Plan provides that upon granting a restricted stock award an agreement between the grantee and the Company will set forth the restrictions, terms and conditions of the award. Such agreement may require that an appropriate legend be placed on share certificates. Upon the grant of the restricted stock, the shares will be issued in the name of the grantee as soon as reasonably practicable after the purchase price, if any, is paid, and such shares will be deposited with an escrow agent pending termination of the applicable restrictions. The 2010 Plan provides that, except as provided by the agreement between the grantee and the Company, upon delivery of such shares to the escrow agent, the grantee will have all rights of a shareholder with respect to the shares, including the right to vote and the right to receive all dividends, except as described below. In the event of stock dividend or stock split or other Change in Capitalization (as defined in the 2010 Plan), the additional shares also shall remain subject to restrictions and be delivered to the escrow agent.
     If a grantee receives rights or warrants with respect to any shares which were awarded to him as restricted stock, such rights or warrants or any shares or other securities he acquires by the exercise of such rights or warrants may be held, exercised, sold or otherwise disposed of by the grantee free and clear of the restrictions and obligations provided by the 2010 Plan.

     At the time of an award of shares of restricted stock, the Committee may, in its discretion, determine that the payment to the grantee of cash dividends, or a specified portion thereof, declared or paid on shares of restricted stock by the Company shall be deferred until the earlier to occur of (i) the lapsing of the restrictions imposed upon such shares, in which case such dividends shall be paid over to the grantee, or (ii) the forfeiture of such shares under the 2010 Plan, in which case such dividends shall be forfeited to the Company, and such dividends shall be held by the Company for the account of the grantee until such time. In the event of such deferral, interest will be credited on the amount of such dividends held by the Company for the account of the grantee from time to time at such rate per annum as the Committee, in its discretion, may determine. Payment of deferred dividends, together with accrued interest, will be made upon the earlier to occur of the events specified in (i) and (ii) of the immediately preceding sentence, in the manner specified therein.
     Restrictions. The 2010 Plan provides that the restrictions upon the shares of restricted stock will lapse at the time or times and on the terms, conditions and satisfaction of performance criteria as the Committee may determine. Such restrictions will only lapse if the grantee on the date of the lapse is then and has continuously been an employee, director, consultant or advisor of the Company or a subsidiary from the date the award was granted or unless the Committee sets a later date for the lapse of the restrictions. In the event of a Change-in-Control, all restrictions upon any shares of restricted stock lapse immediately and all such shares become fully vested in the grantee. In the event of termination of employment as a result of death or Retirement of a grantee, all restrictions upon shares of restricted stock awarded to such grantee shall thereupon immediately lapse. The Committee may also decide at any time to remove or modify the restrictions upon shares of restricted stock awarded. When the restrictions expire or lapse, the Company will deliver to the grantee a certificate for the number of shares of common stock equivalent to the number of shares of restricted stock for which the restrictions have terminated. Notwithstanding the foregoing, if requested by the grantee, the Committee, in its discretion, has the right to cancel shares of restricted stock to be delivered to the grantee having a fair market value, on the day preceding the date of vesting of the restricted stock, equal to the aggregate required tax withholding in connection with such vesting, and to apply the value of such shares of restricted stock as payment for the grantee’s aggregate required tax withholding for the vesting of any shares of restricted stock.
Terms and Conditions of Restricted Stock Unit Awards
     Terms and Conditions. The 2010 Plan provides that each restricted stock unit award will be in such form and contain such terms and conditions as the Committee may determine. The terms and conditions of a restricted stock unit award may change from time to time, and the terms and conditions of separate restricted stock unit awards need not be identical. At the time of grant of a restricted stock unit award, the Committee may impose such restrictions or conditions to the vesting of the restricted stock unit award as it deems appropriate, which may include the achievement by the grantee of performance goals specified by the Committee.
     Except as otherwise provided by the Committee, the portion of the restricted stock unit award that has not vested will be forfeited upon the grantee’s termination of employment or performance of services.
     Dividend Equivalents. The Committee may determine to credit dividend equivalents in respect of the shares covered by a restricted stock unit award. At the sole discretion of the Committee, such dividend equivalents may be converted into additional common shares covered by the restricted stock unit award in such manner as determined by the Committee.
     Settlement. A restricted stock unit award may be settled by the delivery of shares of the Company’s common stock, their cash equivalent, a combination of cash and shares, or in any other form, as determined by the Committee.
     Change-in-Control. In the event of a Change-in-Control, all restricted stock units shall become fully vested.

Terms and Conditions of Performance Awards
     Performance Conditions. The 2010 Plan provides that the Committee may grant performance awards denominated as a cash amount, number of shares of the Company’s common stock, or specified number of other awards (or a combination) which may be earned upon achievement or satisfaction of performance conditions specified by the Committee. In addition, the Committee may specify that any other award under the 2010 Plan shall constitute a performance award by conditioning the right of a grantee to exercise the award or have it settled upon achievement or satisfaction of performance conditions specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions and may exercise its discretion to reduce or increase the amounts payable under any award subject to performance conditions.
     If the Committee determines that a performance award to be granted to a grantee who is designated by the Committee as likely to be a “covered employee” under Section 162(m) of the Code (generally the executive officers of the Company named in the proxy statement) is intended to qualify as “performance-based compensation” for purposes of Section 162(m) of the Code, the grant, exercise and/or settlement of such performance award will be contingent upon achievement of a pre-established performance goal and other terms.
     The performance goal for performance awards will consist of one or more business criteria set forth in the 2010 Plan and a targeted level or levels of performance for each of such criteria, as specified by the Committee. The performance goal must be objective and otherwise meet the requirements of Section 162(m) of the Code and related regulations. Performance goals may differ for performance awards granted to any one grantee or to different grantees.
     Performance Period. Achievement of performance goals in respect of performance awards is measured over a period of up to one year or more than one year, as specified by the Committee.
     Settlement. Settlement of performance awards will be in cash, shares of the Company’s common stock, other awards or other property, as determined by the Committee in its discretion. The Committee may increase or reduce the amount of a settlement, but to the extent required by Section 162(m) of the Code may not exercise discretion to increase any such amount payable to a covered employee in respect of a performance award.
     Limitation on Award Amount. No covered employee may be granted a performance award for an amount in violation of the following limitations: (i) if the performance award is for performance over a period of one year or less, such performance award may not be for an amount greater than the lesser of $1 million or ten times such grantee’s annual base salary in effect as of the date of the commencement of the performance period and (ii) if the performance award is for a performance period of more than one year, such performance award may not be for an amount in excess of the amount determined under (i) above multiplied by the number of years and fractions of a year comprising the performance period.
     Other Terms and Conditions. The Committee will specify the circumstances in which performance awards will be paid or forfeited in the event of termination of employment or other event.
     Shareholder Approval. To the extent the Committee wishes to grant performance awards in satisfaction of rules promulgated under Section 162(m) of the Code, shareholder approval must be obtained with respect to the performance criteria every five years.
Other Awards
     The Committee may grant other forms of awards, valued in whole or in part by reference to shares of the Company’s common stock, either alone or in addition to other awards granted under the 2010 Plan.

Effect of Certain Transactions
     In the event of (i) the liquidation or dissolution of the Company, (ii) a merger or consolidation in which the Company is not the surviving corporation or (iii) the sale or disposition of all or substantially all of the Company’s assets, provision will be made for the assumption of the 2010 Plan (and options and awards granted under the 2010 Plan), or the substitution of new options or awards. Notwithstanding the foregoing, any other provision in the 2010 Plan or in any option or award agreement, in the event of a transaction listed above or a Change-in-Control, the Committee, with the approval of the Board, has the right and authority to cancel and terminate all outstanding options and awards by paying each holder of an option or award in cash the difference between the exercise price, if any, and the fair market value of the shares underlying the option or award on the date of the consummation of the transaction or Change-in-Control.
Adjustments on Changes in Capitalization
     In the event of a Change in Capitalization (as defined in the 2010 Plan), the Committee has the right to conclusively decide the appropriate adjustments to the number of shares covered by the 2010 Plan and to the number of shares and exercise price covered by outstanding options and awards.
Federal Tax Consequences Under The 2010 Plan
     The following is a summary of the Federal income tax consequences of transactions under the 2010 Plan, based on Federal income tax laws in effect on January 1, 2010. This summary is not intended to be comprehensive and does not describe state or local income tax consequences.
     Pursuant to the 2010 Plan, eligible employees may be granted the following benefits: incentive stock options, non-qualified stock options, restricted stock awards, restricted stock units, stock appreciation rights, performance awards and other types of awards.
     Incentive Stock Options (“ISOs”). No income is realized by the optionee upon the grant or exercise of an option that qualifies as an incentive stock option under Section 422 of the Code. If common stock is issued to an optionee upon exercise of an ISO, and if the optionee does not dispose of those shares in a disqualifying disposition within two years after the date of the option grant or within one year after the shares are issued to the optionee, then (1) on the sale of the shares, any amount realized in excess of the option price will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss, and (2) no deduction will be allowed to the Company for federal income tax purposes. The exercise of an ISO will give rise to an item of tax preference that may result in alternative tax liability for the optionee.
     If shares of common stock acquired upon the exercise of an ISO are disposed of prior to the expiration of either holding period described above, then generally (1) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized on the disposition of the shares if a sale or exchange) over the option price paid for the shares, and (2) the Company will be entitled to deduct the amount of income taxed to the optionee for federal income tax purposes if the amount represents an ordinary and necessary business expense. Consequently, the Company requires the optionee to notify us if there is a disposition prior to the expiration of either holding period described above. Any further gain (or loss) realized by the optionee will be taxed as short-term or long-term capital gain (or loss), as the case may be, and will not result in any deduction by the Company.
     If an ISO is exercised more than three months after termination of employment, the option will be taxed in the same manner as the exercise of a non-qualified stock option, except when termination of employment is due to death. In the case of termination as a result of death, if an ISO is exercised more than one year after termination of employment, the option will be taxed in the same manner as a non-qualified stock option. Different rules may apply if common stock is purchased by an optionee who is also an officer or more than 10% shareholder. See “Special Rules Applicable to Corporate Insiders,” below.

     Non-qualified Stock Options. With respect to options that do not qualify as incentive stock options under Section 422 of the Code (1) no income is realized by the optionee at the time the option is granted, (2) generally, at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares, if unrestricted, on the date of exercise, (3) the Company is entitled to a federal income tax deduction equal to the amount of income taxed to the optionee so long as prior to the exercise of an option, the optionee shall make an appropriate payment or other provision (which may include the withholding of shares of common stock) with respect to any withholding or similar tax requirement or the Company requires payment by the optionee of the withholding tax at the time of exercise and (4) upon disposition of the common stock acquired by exercise of the non-qualified option, appreciation (or depreciation) occurring after the date of exercise is treated as either short-term or long-term capital gain (or loss), depending on how long the shares have been held. Different rules may apply if common stock is purchased by an optionee who is also an officer or more than 10% shareholder. See “Special Rules Applicable to Corporate Insiders,” below.
     Stock Appreciation Rights. With respect to stock appreciation rights (1) in general, no income is realized by the grantee at the time the stock appreciation right is granted, (2) generally, at exercise, the grantee will be required to include as ordinary income an amount equal to the cash received and the fair market value of any shares of common stock received on the exercise (payment by the grantee of the applicable withholding tax is required) and (3) the Company may be entitled to a federal income tax deduction equal to the amount of income taxed to the grantee. In addition, different income recognition rules may apply if common stock is received on exercise by a grantee who is also an officer or more than 10% shareholder. See “Special Rules Applicable to Corporate Insiders,” below.
     Restricted Stock Awards. With respect to restricted stock (1) in general, no income is realized by the grantee at the time the restricted stock is granted and (2) when restrictions on the restricted stock lapse, the grantee will be subject to tax at ordinary income rates on the amount by which the fair market value of the restricted stock at such time exceeds the amount (if any) paid for the stock by the grantee. However, a grantee may elect under Section 83(b) of the Code within 30 days after the date of receipt of the restricted stock to be taxed differently. In such a case (1) income is realized by the grantee at the time the restricted stock is granted, in an amount equal to the excess of the fair market value of such shares of restricted stock at such time (determined without regard to any restrictions which apply to the shares) over the purchase price, if any, of the shares and (2) when the shares are sold, the grantee will recognize capital gain or loss measured by the difference between the amount realized on the disposition and the basis of the restricted stock, which will equal the sum of the purchase price and the amount included in gross income under Section 83(b).
     With respect to a sale or exchange of the shares after the forfeiture period has expired, the holding period to determine whether the grantee has long-term or short-term capital gain or loss generally begins when the restrictions expire and the tax basis for such shares will generally be based on the fair market value of such shares on such date (except that a Section 83(b) election will cause the holding period commencement and the tax basis to be determined as of the date of grant). The Company generally will be entitled to a deduction equal to the amount that is taxable as ordinary income to the grantee.
     Dividends on Restricted Stock. Dividends paid on restricted stock still subject to forfeiture will generally be treated as compensation that is taxable as ordinary income to the grantee and may be deductible by the Company. If the grantee elected to pay tax on the stock at the time of the award, however, the dividends paid on the restricted stock are treated as dividend income, which is taxable at a 15% rate to the grantee and not deductible by the Company. If dividends are deferred with respect to restricted stock awards, then dividends will be taxed as compensation at ordinary income rates when paid to the grantee and will generally be deductible by the Company at that time.
     Restricted Stock Units. With respect to restricted stock units, the grantee will generally recognize ordinary income in an amount equal to any cash received or the fair market value of any shares of common stock received on the date of payment. The Company will be entitled to a corresponding deduction.

     Performance Awards. A grantee generally will not recognize income upon the grant of a performance award. Upon payment of the performance award, the grantee will recognize ordinary income in an amount equal to the cash received or, if the performance award is payable in common stock, the fair market value of the common stock received. When the grantee recognizes ordinary income upon payment of a performance award, the Company will generally be entitled to a tax deduction in the same amount.
     Special Rules Applicable to Corporate Insiders. Generally, individuals subject to Section 16(b) of the Exchange Act (“Insiders”) are not taxed until six months after exercise of a non-qualified stock option, with the excess of the fair market value of the shares of common stock received upon exercise over the option purchase price, determined as of the end of the six-month period, being taxed as ordinary income, and the holding period for treating any gain (or loss) as long-term capital gain (or loss) beginning at the end of such period. (A similar rule applies with respect to shares received upon the exercise of stock appreciation rights.) However, an Insider who elects to be taxed under Section 83(b) of the Code should be taxed on the excess of the fair market value of the shares at the time of exercise over the option purchase price.
     Stock Swaps. The 2010 Plan provides that, with the Company’s permission, an optionee may transfer previously owned shares to the Company to satisfy the purchase price under an option (a “Stock Swap”). Generally, if an optionee utilizes previously owned shares to purchase shares upon the exercise of an ISO, the optionee will not realize any gain upon the exchange of the old shares for the new shares and will carry over into the same number of new shares the basis and holding period for the old shares. If the optionee purchases more shares than the number of old shares surrendered in the Stock Swap, the incremental number of shares received in the Stock Swap will have a basis of zero and a holding period beginning on the date of the exercise of the ISO. If, however, shares acquired through the exercise of an ISO are used in a Stock Swap prior to the end of the statutory holding period applicable to the old shares, the Stock Swap will constitute a disqualifying disposition of the old shares, resulting in the immediate recognition of ordinary income (see “Incentive Stock Options,” above).
     If a Stock Swap is used to exercise a non-qualified stock option, the use of old shares to pay the purchase price of an equal number of new shares generally will be tax-free to the optionee, and he will carry over into the new shares the basis and holding period of the old shares. However, if more shares are acquired than surrendered, the incremental shares received in the Stock Swap will generally be taxed as compensation income in an amount equal to their fair market value at the time of the Stock Swap. The optionee’s basis in those additional shares will be their fair market value taken into account in quantifying the optionee’s compensation income and the holding period for such shares will begin on the date of the Stock Swap.
     Capital Gains. Under current law, a taxpayer’s net capital gain (i.e., the amount by which the taxpayer’s net long-term capital gains exceed his net short-term capital losses) from a sale of shares is subject to a maximum federal income tax rate of 15% if the shares have been held for more than 12 months. Ordinary income is subject to tax at rates as high as 35%. Capital losses are currently deductible against capital gains without limitation, but are currently deductible against ordinary income in any year only to the extent of $3,000 ($1,500 in the case of a married individual filing a separate return). Capital losses which are not currently deductible by reason of the foregoing limitation may be carried forward to future years.
2010 Plan Benefits
     There were approximately 185 officers, 300 other employees, 13 directors, and approximately 160 consultants and advisors of the Company and its subsidiaries as of December 31, 2009. Because the Committee has full discretion to determine who is an eligible employee (as defined in the 2010 Plan), there is no way to predict how many persons may ultimately receive awards or options under the 2010 Plan or determine in advance the benefits or amounts that will be received in the future by or allocated to specific persons or groups thereof under the 2010 Plan. No officers, other employees, directors, consultants or advisors of the Company have received awards or will receive awards under the 2010 Plan before the date of the annual meeting of shareholders.

Vote Required and Board of Directors’ Recommendation
     A majority of votes cast by the shareholders present in person or by proxy and entitled to vote is required for the approval of the proposed 2010 Plan. Abstentions and broker “non-votes” will have no effect on determining whether the requisite number of affirmative votes has been received.
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE “FOR” THE APPROVAL OF THE HUDSON VALLEY HOLDING CORP.
2010 OMNIBUS INCENTIVE PLAN
RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
     Crowe Horwath LLP (“Crowe”) audited our financial statements for the years ended December 31, 2008 and December 31, 2009. The Company’s board of directors has recommended that Crowe be appointed our independent registered public accounting firm for the year ended December 31, 2010. Representatives of Crowe, the Company’s independent registered public accounting firm, are expected to attend the annual meeting of shareholders, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Independent Registered Public Accounting Firms Fees
     Set forth below is a summary of the fees paid for the years ended December 31, 2009 and December 31, 2008 to the Company’s independent registered public accounting firms:

	2009		2008
Audit Fees	$215,750		$214,000
Audit-related fees[1]	92,500		87,500
Tax fees[2]	79,100		51,000
All other fees[3]	158,000		0

Total	$545,350	[4]	$352,500	[4]

[1] Audit of internal controls over financial reporting and other related matters

[2] Tax fees	2009	2008
Tax return preparation and review	$48,500	$47,000
Tax consulting – tax research	30,600	4,000

	$79,100	$51,000

[3] All other fees	2009	2008

Professional fees relating to common stock offering	$158,000	$0
4 For 2009 and 2008, the Company paid Crowe $498,350 and $342,500, respectively, and Deloitte $47,000 and $10,000, respectively.

Pre-Approval Policies
     In accordance with the procedures set forth in its charter, the Audit Committee approves in advance all audit services and permitted non-audit services (including the fees and terms of those services) to be performed for the Company by its independent registered public accounting firm. All services must be submitted to the Committee for approval in writing, generally in the form of an engagement letter, which outlines the services to be performed and the associated fees. All of the fees and services described above were pre-approved by the Audit Committee.
Vote Required and Board of Directors’ Recommendation
     Ratification of the appointment of Crowe requires the favorable vote of a majority of the votes cast. Abstentions and broker non-votes, if any, will have no effect on determining whether the proposal has received the requisite number of affirmative votes.
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”
RATIFICATION OF THE APPOINTMENT OF CROWE AS THE COMPANY’S INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM FOR 2010.
EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION & ANALYSIS
Oversight of Executive Compensation Program
     The Compensation and Organization Committee of our Board of Directors (the “Compensation Committee”) oversees our compensation programs. Our compensation programs include programs designed specifically for our executive officers, including executive officers named in the Summary Compensation Table on page 30 (the “Named Executive Officers”).
     The Board of Directors established the Compensation Committee to, among other things, establish, review and approve the compensation levels of Named Executive Officers, evaluate the performance of Named Executive Officers and certain other officers and related matters for the Company. The objectives and the goals of the Company’s compensation program are to attract, retain, motivate and reward executives capable of leading the Company in achieving its business objectives and annual goals. The Company’s program is intended to measure and reward past performance of the Named Executive Officers and align their long-term interests with those of our shareholders.
     The Compensation Committee utilizes independent, qualified consultants to assist them in the design and administration of the compensation programs applicable to Named Executive Officers and others. From 2005 to date, the Compensation Committee has engaged Pearl, Meyer and Partners (“PM&P”) to assist them in such matters. The latest review of the Company’s executive compensation programs was conducted in 2007 with the assistance of PM&P. The Committee utilized the latest review to administer compensation programs for 2007 and 2008.
     In early 2009, in reaction to the then economic downturn and its negative effect on the banking industry and the Company in particular, including the expectation that those negative conditions would continue through at least the remainder of 2009, executive management recommended to the Compensation Committee that base salaries of all Named Executive Officers and other executives be reduced by 5% and all other officers salaries be frozen indefinitely. The Compensation Committee accepted and implemented the proposal. The Compensation Committee also decided to eliminate, for all officers, all incentive compensation programs and payments for 2009.

     After evaluating the experience, skills and efforts needed by executive management to lead the Company during these difficult economic times, the Compensation Committee restored the 5% reduction in base salary of executive officers and lifted the salary freeze of all other officers effective January 1, 2010. Further, the Compensation Committee restored to the Named Executive Officers, in their 2010 compensation, the base salary forgone as a result of the 5% salary reduction in 2009. The Compensation Committee has not yet determined the means to achieve the payment of these amounts.
     Incentive compensation programs which were eliminated have not been reinstated. Rather, the Compensation Committee has engaged its consultant, PM&P to assist them in developing new compensation programs. The Compensation Committee has determined the new compensation programs must achieve the objectives described in the section “Objectives of Hudson Valley Holding Corp.’s Compensation Programs” below. As a preliminary step, the Compensation Committee proposed to the Board of Directors the Hudson Valley Holding Corp. 2010 Omnibus Incentive Plan, which shareholders are being asked to vote upon at this annual meeting.
     As a result of these actions, there were no incentive compensation programs in effect for the Company or its Named Executive Officers during 2009, and no incentive payments or awards were made during 2009. Currently, the specific compensation programs for 2010 and beyond are being considered by the Compensation Committee.
Objectives of Hudson Valley Holding Corp.’s Compensation Programs
     We have historically compensated Named Executive Officers through a combination of base salary, non-equity incentive awards, equity participation awards, retirement plans and other personal benefits designed to be competitive with comparable employers.
     Our executive compensation practices are designed to specifically:
•	Closely align executives’ interests with those of our shareholders;

•	Attract and retain highly qualified executives that can lead the Company in achieving its business goals;

•	Recognize and differentiate individual and team performance;

•	Balance rewards for short-term and long-term results to ensure sustainable performance over time; and

•	Encourage exceptional business performance without encouraging excessive risk taking.
     Historically, our executive compensation programs were designed to reward the achievement of specific annual, short-term and long-term goals by the Company. Performance-based metrics were adopted annually and used to determine achievement of goals by the Named Executive Officers. These performance-based metrics included financial and non-financial metrics. Examples of performance-based metrics utilized in years prior to 2009 included return on average shareholders’ equity, increase in loans and deposits, increase in fee income and expansion of the Company’s branch banking network.
     The Compensation Committee currently anticipates the new compensation programs under development will be designed to reward performance over the short-term and long-term utilizing specific performance metrics to determine achievement of performance by the Named Executive Officers.
     Compensation Consultant
     In 2005, the Compensation Committee engaged PM&P, a third party compensation consultant, to provide research, analysis and recommendations to the Compensation Committee regarding Named Executive Officers’ and other officers’ compensation for 2005 and beyond. In 2007, PM&P performed a comprehensive review of the Company’s compensation programs. The Compensation Committee utilized the latest review to administer compensation programs for 2007 and 2008.

     PM&P is currently assisting the Compensation Committee with developing a new compensation program which will be implemented for 2010. The Compensation Committee intends the compensation program to accomplish the objectives discussed under the section “Objectives of Hudson Valley Holding Corp.’s Compensation Programs” above. The Compensation Committee believes that given the recent changes in banking regulations, the effect of the economic recession on the economy in general and the banking industry in particular, the resulting termination in early 2009 by the Company of all incentive compensation programs, as well as requirements from the SEC, a complete review of the Company’s compensation programs is appropriate. A focus of the new compensation programs will be on incentive compensation, and to ensure that our compensation programs do not encourage excessive risk taking.
Review of Named Executive Officer Performance
     Each year the Compensation Committee reviews each compensation element of the Named Executive Officers. In each case, we take into account the scope of responsibilities and experience, and balance them against competitive salary levels. Members of the Compensation Committee have the opportunity to interact with the Named Executive Officers at various times during the year, which allows the Compensation Committee to form its own assessment of each individual’s performance. This interaction is further supplemented by input from the Board which also regularly interacts with the Named Executive Officers.
     Each year the Chief Executive Officer (the “CEO”) presents to the Compensation Committee his evaluation of each Named Executive Officer, which includes a review of contribution and performance over the past year, strengths, weaknesses, development plans and succession potential. Following this presentation, and a review of the performance-based metrics, the Compensation Committee makes its own assessments and determines the compensation for each Named Executive Officer.
     Similarly, the Compensation Committee reviews the performance of the CEO relative to achievement of individual and Company performance-based metrics. Following such review the Compensation Committee makes its own assessment and determines the compensation for the CEO.
     For 2009, the Compensation Committee’s assessment of performance for each Named Executive Officer, including the CEO, was not based upon achievement of performance-based metrics. Rather, the Compensation Committee considered the challenging economic environment affecting the banking industry and the Company, and the experience, skills and effort needed by each Named Executive Officer to lead the Company during 2009.
     Base Salaries
     The Compensation Committee utilized a 2007 review of the Company’s compensation programs by PM&P to establish base salaries of each Named Executive Officer for 2007 and 2008. This review included PM&P providing comparative market data on compensation practices and programs based on an analysis of banking and general industry surveys. The Compensation Committee also considered the Company’s performance as measured by achievement of performance-based metrics by each Named Executive Officer.
     In early 2009, in reaction to the then economic downturn and its negative effect on the banking industry and the Company in particular, including the expectation that those negative conditions would continue through at least the remainder of 2009, executive management recommended to the Compensation Committee that base salaries of all Named Executive Officers and other executives be reduced by 5% and all other officers salaries be frozen indefinitely. The Compensation Committee accepted and implemented the proposal.
     After evaluating the experience, skills and efforts needed by executive management to lead the Company during these difficult economic times, the Compensation Committee restored the 5% reduction in base salary of executive officers and lifted the salary freeze of all other officers effective January 1, 2010. Further, the Compensation Committee restored to the Named Executive Officers, in their 2010 compensation, the base salary forgone as a result of the 5% salary reduction in 2009. The Compensation Committee has not yet determined the means to achieve the payment of these amounts.
     Annual Incentive Plan Cash and Equity Compensation
     In considering the same economic factors that led management to recommend base salary reductions and freezes, discussed above under “Base Salaries”, all incentive compensation programs were terminated for 2009. There was no cash or equity compensation program in effect for 2009 for the Named Executive Officers, or any other officers or employees, except as required under a purchase agreement with A.R. Schmeidler & Co., Inc.
     These incentive compensation programs have not been reinstated. Rather, the Compensation Committee has engaged its consultant, PM&P, to assist them in developing new incentive compensation programs. The Compensation Committee has determined the new incentive compensation program must achieve the objectives described in the section “Objectives of Hudson Valley Holding Corp.’s Compensation Programs” above.
Tax Implications of Executive Compensation
     Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) places a limit of $1,000,000 on the amount of compensation that may be deducted by the Company in any year with respect to the CEO or any other Named Executive Officer unless the compensation is performance-based compensation as described in Section 162(m) and the related regulations. We have qualified certain compensation paid to Named Executive Officers for deductibility under Section 162(m), including (i) certain amounts paid as incentive compensation, and (ii) certain compensation expense related to options granted pursuant to the Company’s 2002 Plan.
     Although we have generally attempted to structure executive compensation so as to preserve deductibility, we also believe that there may be circumstances where our interests are best served by maintaining flexibility in the way compensation is provided, even if it may result in the non-deductibility of certain compensation under the Code.
Retirement, Health and Welfare Benefits
     We offer a variety of health and welfare programs to all eligible employees. The Named Executive Officers generally are eligible for the same benefit programs on the same basis as the rest of the eligible employees. The health and welfare programs are intended to protect employees against catastrophic loss and encourage a healthy lifestyle. Our health and welfare programs include medical, pharmaceutical, dental, life insurance and accidental death and disability. The Company provides full time employees, regularly scheduled to work 30 or more hours per week, short-term disability, long-term disability and life insurance. All employees, including Named Executive Officers, contribute to the cost of these plans. We offer a qualified 401(k) savings and profit sharing retirement plan. All Company employees, including Named Executive Officers, are generally eligible for this plan. The Compensation Committee determines the contribution to the profit sharing plan and the 401(k) matching contribution annually as reflected in the All Other Compensation Table on page 31.
Supplemental Employee Retirement Plan
     The Company provides supplemental retirement benefits to Named Executive Officers and certain other officers. These benefits are provided through both the 1995 Supplemental Retirement Plan and the 1997 Supplemental Retirement Plan (collectively the “SERP”). These plans are not qualified for tax purposes and are available only to certain officers. Benefits under these plans are unfunded. The SERP entitles participating officers to receive supplemental retirement benefits for a period of 15 years payable on a monthly basis. The Company believes providing this benefit is important to remain competitive with companies within the industry, to provide a competitive level of retirement income, and to help assure orderly management succession by encouraging continued employment.

     Pursuant to the 1995 Supplemental Retirement Plan, supplemental benefits equal 75% of the officer’s highest base salary in any of the last three years of employment, less any retirement plan benefits provided to him by the Company. Pursuant to the 1997 Supplemental Retirement Plan, supplemental benefits equal 65% of the average of the highest five years’ annual base salary paid to the officer during his last 10 years of employment, reduced by (1) the value of his qualified plan account as of the date of retirement; (2) the value of his 401(k) matching benefit as of the date of retirement; (3) 50% of his primary social security benefit; and (4) the value of any other retirement type benefits provided to him by the Company.
     Of the Named Executive Officers, Messrs. Landy and Palaia are participants in the 1995 Supplemental Retirement Plan, Messrs. Brown, Maloney and Skuthan are participants in the 1997 Supplemental Retirement Plan.
     In 2009, the Compensation Committee proposed changes to certain provisions of the SERP for Named Executive Officers. These changes included: extending the normal retirement date for Messrs. Palaia and Skuthan to anytime between age 65 and age 70; capping the qualified annual base salary under the SERP for Messrs. Landy, Brown and Maloney at $400,000, and; extending the normal retirement date for Messrs. Landy, Brown and Maloney to anytime between age 60 and age 70 with a minimum of 20 years of service. These changes were intended to reduce the cost of the SERP to the Company. The Named Executive Officers each accepted these changes reducing the projected SERP benefits upon retirement to Messrs. Landy, Brown and Maloney by between approximately $1.5 million and $2.7 million each and, as a result, reduced the Company’s projected cost of providing this benefit by approximately $6 million. Despite the significant reduction in projected SERP benefits, the Summary Compensation Table on page 30 reflects an increase in the Pension Value due to the method of accounting for the accumulated benefit obligation.
Personal Benefits
     Each Named Executive Officer is provided certain additional benefits which includes the use of a company-owned automobile. The automobile facilitates Named Executive Officers’ travel between our offices, to business meetings with customers and vendors. Named Executive Officers may use the automobile for personal transportation. Personal use of the automobile results in taxable income to the Named Executive Officer, and we include this in the amounts of income we report to the Named Executive Officers and the Internal Revenue Service. We also support and encourage certain Named Executive Officers to hold a membership in one local country club for which we pay dues and other business related expenses. We find that the club membership is an effective means of obtaining business as it allows Named Executive Officers to interact with present and prospective customers in a relaxed, informal environment. We require that any personal use of the country club facilities be paid directly by the Named Executive Officers. Because the club memberships are used at our expense only for business entertainment, we do not include them as benefits in the Summary Compensation Table on page 30.
Severance Plan
     The Company has no severance plan in place for any of its Named Executive Officers.
Employment Agreements and Arrangements
     The Company has no employment agreements or employment arrangements in place for any of its Named Executive Officers.

Change in Control Agreements
     We have no Change in Control Agreements with any of the Named Executive Officers. The SERP, provided to Named Executive Officers and certain other officers, provides for the acceleration of a participant’s age under the SERP should a change in control of the Company occur. This provision is intended to help the Company retain key employees by providing such individuals greater assurance regarding their retirement benefits and to align the interests of shareholders and management.
Compensation of Named Executive Officers
     Set forth below is information regarding compensation earned by or paid or awarded to our Named Executive Officers during the year ended December 31, 2009: (i) James J. Landy, President and Chief Executive Officer of the Company; (ii) Stephen R. Brown, Senior Executive Vice President, Chief Financial Officer and Treasurer of the Company; (iii) Michael P. Maloney, Executive Vice President, Chief Banking Officer of HVB; (iv) Vincent T. Palaia, Executive Vice President, Chief Lending Officer of HVB; and (v) Frank J. Skuthan, Executive Vice President, Chief Operating Officer and Marketing Director of HVB.
     During 2009, the Named Executive Officers’ compensation consisted of a base salary which was reduced by 5% from the prior year, and additional personal benefits as described for each Named Executive Officer in the Summary Compensation Table on page 30. There were no incentive compensation programs in place for 2009 and therefore, no cash or equity compensation was paid to our earned by Named Executive Officers for 2009.

EXECUTIVE COMPENSATION — SUMMARY COMPENSATION TABLE
     The following table sets forth the compensation for each of the Named Executive Officers for fiscal 2009, 2008 and 2007, including the dollar value of the executive’s: (i) annual base salary; (ii) earned non-equity incentive award; (iii) the grant date value, in accordance with FASB ASC Topic 718 for options granted in those years; (iv) the aggregate change in the present value of the accumulated benefit under the non-qualified supplemental retirement plan during the year; (v) all other compensation for the year; and (vi) the dollar value of total compensation for the year.
Summary Compensation Table

					Change in
					Pension Value
					and Nonqualified
				Non-Equity	Deferred
			Option	Incentive Plan	Compensation		All Other
Name and Principal		Salary	Awards	Compensation	Earnings		Compensation	Total
Position	Year	($)	($)[1]	($)	($)		($)[4]	($)
James J. Landy	2009	379,913	0	0	233,351	[2]	16,468	629,732
President and Chief	2008	389,250	0	135,670	320,293	[2]	22,433	867,646
Executive Officer	2007	370,385	81,270	160,651	244,998	[2]	22,010	879,314

Stephen R. Brown	2009	361,684	0	0	187,331	[3]	15,232	564,247
Senior Executive Vice	2008	371,250	0	118,397	96,088	[3]	22,504	608,239
President, CFO & Treasurer	2007	351,770	78,368	140,719	137,118	[3]	22,368	730,343

Michael P. Maloney	2009	275,173	0	0	51,022	[3]	16,903	343,098
Executive Vice	2008	284,013	0	105,000	28,003	[3]	24,482	441,498
President, Chief Banking Officer of HVB	2007	270,000	113,778	108,894	14,540	[3]	22,410	529,622

Vincent T. Palaia	2009	265,075	0	0	149,912	[2]	14,400	429,387
Executive Vice	2008	273,600	0	107,500	154,912	[2]	19,081	555,093
President, Chief Lending Officer of HVB	2007	260,100	28,619	109,500	315,794	[2]	18,256	732,269

Frank J. Skuthan	2009	254,234	0	0	74,426	[3]	18,253	346,914
Executive Vice	2008	257,500	0	84,138	57,963	[3]	23,174	422,775
President, Chief Operating Officer & Marketing Director of HVB	2007	227,940	28,619	73,487	96,662	[3]	24,362	451,070

[1]	Amounts shown reflect the aggregate grant date fair value as determined in accordance with FASB ASC Topic 718.

[2]	The amount shown represents the increase in the actuarial value during the year of the supplemental pension benefit under the Company’s 1995 Supplemental Retirement Plan.

[3]	The amount shown represents the increase in the actuarial value during the year of the supplemental pension benefit under the Company’s 1997 Supplemental Retirement Plan.

[4]	The following table shows the specific amounts included in the All Other Compensation column for fiscal 2009.

All Other Compensation

		Employer
		Contribution/Match			Personal Use
		Profit-		Group Life	of Company
		Sharing		Insurance	Provided
		Plan	401(k) Plan	Premiums	Automobile
Name	Year	($)	($)	($)	($)
James J. Landy	2009	6,125	2,450	2,691	5,202

Stephen R. Brown	2009	6,125	2,450	2,519	4,138

Michael P. Maloney	2009	6,125	2,450	1,854	6,474

Vincent T. Palaia	2009	6,125	2,450	2,271	3,554

Frank J. Skuthan	2009	6,125	2,450	2,037	7,641
GRANT OF PLAN-BASED AWARDS
     Incentive compensation programs were eliminated for 2009 therefore no equity grants were awarded to the Named Executive Officers for 2009.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END
     The following table sets forth information on outstanding stock options held by the Named Executive Officers at December 31, 2009, including the number of shares underlying both exercisable and unexercisable portions of each stock option as well as the exercise price and the expiration date of each outstanding option.
Outstanding Equity Awards at December 31, 2009 Year-End Table

	Option Awards[1]
	Number of		Number of
	securities		securities
	underlying		underlying		Option
	unexercised		unexercised		exercise	Option
	options (#)		options (#)		price	expiration
Name	exercisable		unexercisable		($)	date
James J. Landy	3,220	[6]	0	[6]	$36.50	1/1/2015
	11,712	[4]	2,928	[4]	$42.00	2/7/2016
	5,589	[2]	3,726	[2]	$56.75	12/6/2012
Stephen R. Brown	3,122	[6]	0	[6]	$36.50	1/1/2015
	2,839	[4]	2,839	[4]	$42.00	2/7/2016
	3,592	[2]	3,592	[2]	$56.75	12/6/2012
Michael P. Maloney	2,187	[6]	0	[6]	$36.50	1/1/2015
	964	[4]	964	[4]	$42.00	2/7/2016
	7,824	[2]	5,216	[2]	$56.75	12/6/2012
Vincent T. Palaia	9,898		0		$33.75	1/1/2011
	7,071		0		$35.50	1/1/2012
	6,429		0		$36.50	1/1/2013
	5,830		0		$36.25	1/1/2014
	5,300	[6]	0	[6]	$36.50	1/1/2015
	3,856	[4]	964	[4]	$42.00	2/7/2016
	1,965	[2]	1,310	[2]	$56.75	12/6/2012
Frank J. Skuthan	9,054		0		$36.50	8/14/2010
	2,340		0		$33.75	1/1/2011
	6,300		0		$35.50	1/1/2012
	5,050		0		$36.50	1/1/2013
	3,970	[6]	0	[6]	$36.25	1/1/2014
	2,436	[7]	609	[7]	$36.50	1/1/2015
	2,894	[5]	1,928	[5]	$42.00	2/7/2016
	1,310	[3]	1,965	[3]	$56.75	12/6/2012

[1]	The number of shares underlying the options were adjusted to reflect 10% stock dividends in December 2000, 2001, 2002, 2003, 2004, 2005, 2006, 2007, 2008, 2009, as applicable These stock option awards either vested or will vest in 20% increments as shown in the table below:

Footnote	1st Vesting	2nd Vesting	3rd Vesting	4th Vesting	5th Vesting
#	Date	Date	Date	Date	Date
[2]	12/6/2007	12/6/2008	12/6/2009	12/6/2010	12/6/2011
[3]	12/6/2008	12/6/2009	12/6/2010	12/6/2011	12/6/2012
[4]	2/7/2006	2/7/2007	2/7/2008	2/7/2009	2/7/2010
[5]	2/7/2007	2/7/2008	2/7/2009	2/7/2010	2/7/2011
[6]	1/1/2005	1/1/2006	1/1/2007	1/1/2008	1/1/2009
[7]	1/1/2006	1/1/2007	1/1/2008	1/1/2009	1/1/2010

OPTION EXERCISES AND STOCK VESTED IN FISCAL 2009

	Option Awards
	Number of Shares
	Acquired on	Value Realized
Name	Exercise	on Exercise[1]
James J. Landy	0	$0
Stephen R. Brown	0	0
Michael P. Maloney	0	0
Vincent T. Palaia	10,498	269,920
Frank J. Skuthan	0	0

[1]	The value realized represents the difference between the fair market price of underlying securities on the day of exercise and the exercise price of the options.
PENSION BENEFITS
     The Company makes available to its Named Executive Officers a qualified 401(k) and profit sharing retirement plan, which is available to all employees on the same terms and conditions.
     The Company provides supplemental retirement benefits to certain Named Executive Officers and other officers. These benefits are provided through both the 1995 Supplemental Retirement Plan and the 1997 Supplemental Retirement Plan (collectively the “SERP”). These plans are not qualified for tax purposes and are available only to certain officers. Benefits under these plans are unfunded. The SERP entitles participating officers to receive supplemental retirement benefits for a period of 15 years payable on a monthly basis.
     Of the Named Executive Officers, Messrs. Landy and Palaia are participants in the 1995 Supplemental Retirement Plan, Messrs. Brown, Maloney and Skuthan are participants in the 1997 Supplemental Retirement Plan.
     Pursuant to the 1995 Supplemental Retirement Plan, supplemental benefits equal 75% of the Named Executive Officer’s highest base salary in any of the last three years of employment, less any retirement plan benefits provided to him by the Company. Pursuant to the 1997 Supplemental Retirement Plan, supplemental benefits equal 65% of the average of the highest five years’ annual salary paid to the Named Executive Officer during his last 10 years of employment, reduced by (1) the value of his qualified plan account as of the date of retirement; (2) the value of his 401(k) matching benefit as of the date of retirement; (3) 50% of his primary social security benefit; and (4) the value of any other retirement type benefits provided to him by the Company.
     Pursuant to the SERP, the participants receive supplemental retirement benefits determined as described above. Under the SERP the normal retirement date is defined as follows: for Messrs. Landy, Brown and Maloney, anytime between the attainment of age 60 and age 70 with a minimum of 20 years service; for Messrs. Palaia and Skuthan, anytime between the attainment of age 65 and age 70. No benefits vest to the participant prior to the normal retirement date except at death or disability as defined in the SERP. Certain benefits maybe received based upon a change in control as described in “Disclosure Regarding Termination and Change in Control Provisions — Potential Payments upon Termination or Change in Control” on page 34. The SERP does not provide for early retirement nor for the crediting of extra years of service. The Company believes providing this benefit is important to remain competitive with companies within the industry, to provide a competitive level of retirement income, and to help assure orderly management succession by encouraging continued employment.
     In 2009 the Compensation Committee proposed changes to certain provisions of the SERP for Named Executive Officers. These changes included: extending the normal retirement date for Messrs. Palaia and Skuthan to anytime between age 65 and age 70; capping the qualified annual base salary under the

SERP for Messrs. Landy, Brown and Maloney to $400,000, and; extending the normal retirement date for Messrs. Landy, Brown and Maloney to anytime between age 60 and age 70 with a minimum of 20 years of service. These changes were intended to reduce the cost of the SERP to the Company. The Named Executive Officers each accepted these changes reducing the projected SERP benefit upon retirement to Messrs. Landy, Brown and Maloney by between approximately $1.5 million and $2.7 million each and, as a result, reduced the Company’s projected cost of providing this benefit by approximately $6 million. Despite the significant reduction in projected SERP benefits, the Summary Compensation Table on page 30 reflects an increase in the Pension Value due to the method of accounting for the accumulated benefit obligation.
PENSION BENEFITS IN FISCAL 2009 TABLE

		Number of	Present Value of
		Years Credited	Accumulated
Name	Plan Name	Service[1]	Benefit[2]
James J. Landy	1995 Supplemental
	Retirement Plan	31	$1,130,770
Stephen R. Brown	1997 Supplemental
	Retirement Plan	16	565,203
Michael P. Maloney	1997 Supplemental
	Retirement Plan	16	105,980
Vincent T. Palaia	1995 Supplemental
	Retirement Plan	21	1,390,664
Frank J. Skuthan	1997 Supplemental
	Retirement Plan	9	346,581

[1]	Under the terms of the 1995 and 1997 Supplemental Retirement Plans, a participant must have 10 years credited service for pension benefit eligibility.

[2]	The amount shown represents the actuarial accumulated pension benefit using the same assumption used for financial reporting purposes in our 2009 Annual Report on Form 10-K. Retirement age is assumed to be the normal retirement date as defined in each plan. A complete description of the 1995 and 1997 Supplemental Retirement Plans is included in Note 12 of the Notes to the Consolidated Financial Statements in the Company’s 2009 Annual Report on Form 10-K.
DISCLOSURE REGARDING TERMINATION AND
CHANGE IN CONTROL PROVISIONS
Potential Payments upon Termination or Change in Control
     The Company has not established any change in control, severance or employment agreements with Named Executive Officers pursuant to which the Named Executive Officers would be paid benefits following a change in control. Under the SERP, the participant’s age is accelerated upon a change in control including a merger, consolidation or sale of substantially all the Company’s assets. Following a change of control, each participant, with at least 10 years of service, for purposes of the SERP will be deemed to be age 60. Should the participant be terminated without cause subsequent to such transaction, Messrs. Landy, Brown and Maloney will be entitled to receive the full retirement benefit, Messrs. Palaia and Skuthan will be entitled to receive a percentage of the retirement benefit as follows:

Age at Termination	Number of Years Service	Non Forfeiture Benefit
60	10 or more	50%
61	11 or more	60%
62	12 or more	70%
63	13 or more	80%
64	14 or more	90%
65	15 or more	100%

Should a change in control have occurred as of December 31, 2009 and the Named Executive Officers been terminated without cause as of that date, the Named Executive Officers would have been entitled to benefits under the SERP as follows:

	As at December 31, 2009
	Age deemed
	under the	Number of	Present Value
Name	SERP	Years Service	of Benefit [1]
James J. Landy	60	31	$2,987,000
Stephen R. Brown	60	16	2,250,000
Michael P. Maloney	60	16	1,658,000
Vincent T. Palaia	63	21	1,628,000
Frank J. Skuthan	60	9	0

[1]	The amount shown represents the present value of benefits paid monthly for 15 years as determined under the SERP resulting from an assumed change in control as of December 31, 2009.
     Upon a change in control in which the Company is not the surviving entity, all unexercised options under the 2002 Plan would be canceled as of the effective date of the reorganization; provided, however, that the Compensation Committee shall give to an optionee, or the holder of the option(s) granted under the 2002 Plan, at least 15 days’ written notice of the reorganization and during the period beginning when the optionee, or the holder of the option(s), shall have the right to exercise the unexercised option(s) under the 2002 Plan without regard to employment or directorship tenure requirements or installment exercise limitations, if any.
Termination of Employment Due to Death or Disability
     The Named Executive Officers (or their designated beneficiaries), who are participants in the SERP, are entitled to certain benefits upon death or disability (as defined in the SERP). These benefits entitle the Named Executive Officer or their designated beneficiary to the same retirement benefits to which the participant would be entitled at the normal retirement date.
Compensation Committee Report
     The Compensation and Organization Committee (“Committee”) of the Board of Directors has reviewed and discussed with the Company’s management the Compensation Discussion and Analysis that is required by the SEC rules to be included in this Proxy Statement. Based on that review and those discussions, the Committee has recommended to the Company’s Board of Directors that the Compensation Discussion and Analysis beginning on page 24 be included in this Proxy Statement.
Cecile D. Singer, Chairperson
Gregory F. Holcombe
Adam W. Ifshin
Craig S. Thompson
Compensation Committee Interlocks and Insider Participation
     Until September 21, 2009, Ms. Singer and Messrs. Griffin, Holcombe, Ifshin, Martinelli and Thompson, each of whom are non-employee directors, and Messrs. Landy and Brown as employee directors, served as members of the Compensation and Organization Committee. Following the listing of the Company’s common stock on NASDAQ on September 21, 2009, Ms. Singer and Messrs. Holcombe, Ifshin and Thompson, all of whom are independent directors served on the Compensation and Organization Committee. Messrs. Griffin, Ifshin, Martinelli and Thompson are shareholders and officers of firms that have performed services for the Company. Ms. Singer and Messrs. Holcombe and Thompson sold shares of the Company’s common stock owned by them to the Company, and HVB has made loans to Ms. Singer and Messrs. Griffin, Brown, Holcombe, Ifshin, Landy, Martinelli, and Thompson. See “Certain Relationships and Related Transactions,” which begins on page 39. No executive officer of the Company has served as a director or a member of a compensation committee of another company of which any member of the Committee is an executive officer.
DIRECTOR COMPENSATION
     The Company uses a combination of cash and stock-based incentive compensation to attract and retain qualified individuals to serve on the Board. In setting director compensation, the Company considers the significant amount of time that Directors expend in fulfilling their duties to the Company, the business which they refer, as well as the skill-level required by the Company of members of the Board. Employee directors Messrs. Landy, Brown and Maloney do not receive Directors fees. The Compensation Committee reviews and approves all forms of compensation to the Company’s non-employee directors, including the Chairman of the Board.
Cash Compensation Paid to Board Members
     Members of the Board who are not employees of the Company are entitled to receive an annual cash retainer of $21,600 for Board membership. The Chairman of the Board receives an additional Chairman’s Fee of $13,320 as well as a Company provided car and club memberships. The Audit Committee Chairman and the Director liaison with the Business Development Board — New York receive an additional retainer of $4,500. The Director liaison with the Business Development Board — Connecticut receives an additional retainer of $2,250. Directors receive attendance fees for each meeting attended, in addition to their Company retainer fee. Per meeting attendance fees are as follows:

The Company and HVB Board	$700
New York National Bank Board	675
A.R. Schmeidler & Co., Inc.	675
Audit Committee	700
All other Committees	275
     These retainer and attendance fees were approved by the Board and made effective January 1, 2009. Non-employee directors may elect to receive up to 50% of their retainer fees in the Company’s common stock. The Company permits directors to defer all or any portion of their retainer fees.
Stock Option Program
     Non-employee options are granted at the fair market price of the stock on the date of grant. Options received by non-employee directors vest immediately upon the option grant. Option awards take into consideration the Boards and Committees on which each member of the Company’s Board serves and their contribution to the business.
     No grants were made to non-employee directors in 2009 based upon the Company’s financial results.
Directors’ Retirement Plan
     Directors who are not full-time employees of the Company or its subsidiaries participate in the Directors’ Retirement Plan. This plan is designed to benefit all non-employee directors who serve two or more years as a director. Benefits are paid upon a director’s retirement or resignation. The amount to be paid shall be the highest Basic Fee (as defined) paid to the director in any one of the three prior years to the directors’ retirement. Benefits are payable for a period of up to 10 years after resignation or retirement, depending on the number of years of service as a director. Benefits under the plan are not funded. The following vesting schedule determines the annual benefit to directors:

Percentage of Director’s Fees
Number of Years as a Director	Payable at Retirement Age
Less than 2 years	0%
2 years but less than 3	5.0%
3 years but less than 4	10.0%
4 years but less than 5	17.5%
5 years but less than 6	25.0%
6 years but less than 7	32.5%
7 years but less than 8	40.0%
8 years but less than 9	47.5%
9 years but less than 10	55.0%
10 years but less than 11	62.5%
11 years but less than 12	70.0%
12 years but less than 13	77.5%
13 years but less than 14	85.0%
14 years but less than 15	92.5%
15 years or more	100%
     Effective December 31, 2008, the Board of Directors suspended the Director’s Retirement Plan. Benefits under the Plan were determined as though the non-employee director had retired or resigned from the Board of Directors at December 31, 2008. Based upon this change to the Plan, annual benefits to each of the non-employee directors upon their retirement or resignation from the Board of Directors under the Directors’ Retirement Plan are: $145,000 to Mr. Griffin, $57,000 to Mr. Coogan, $39,000 to Mr. Holcombe, $77,000 to Mr. Martinelli, $18,000 to Mr. Mulrow, $55,000 to Mr. Pratt, $65,000 to Ms. Singer and $74,000 to Mr. Thompson. Ms. Foster and Mr. Ifshin had less that 2 years service as directors at December 31, 2008, and therefore are not entitled to receive annual benefits.
Other
     We support and encourage our Chairman of the Board to hold a membership in local country clubs for which we partially pay dues and other business related expenses. We find that club membership is an effective means of obtaining business as it allows our Chairman to interact with present and prospective customers in a relaxed, informal environment. We require that any personal use of the country club facilities be paid directly by the Chairman. Because the club memberships are used at our expense only for business entertainment, we do not include them as All Other Compensation in the Director Compensation Table on page 38.
     Mr. Pratt serves as a consultant to HVB on matters relating to business development and retention. The consulting contract calls for Mr. Pratt to make between 30 and 40 calls per month to HVB’s high income producing customers or to customers who have the potential to attain this status. For consulting services rendered in 2009, Mr. Pratt received a consulting fee of $85,000. In connection with these consulting services we also provide Mr. Pratt with an automobile.

Fiscal 2009 Director Compensation Table
     The following table discloses the cash, equity awards and other compensation earned, paid or awarded, as the case may be, to each of the Company’s non-employee directors during the fiscal year ended December 31, 2009. Messrs. Landy, Brown and Maloney received no separate compensation for their service as directors and are not included in this table. The compensation received by these individuals as executives of the Company is shown in the Summary Compensation Table on page 30.

				Change in5
				Pension Value
				and
	Fees			Nonqualified
	Earned or			Deferred
	Paid In	Option[1]		Compensation	All Other
	Cash	Awards		Earnings	Compensation	Total
Name	($)	($)		($)	($)	($)
William E. Griffin	157,446	0	[2]	49,086	9,967 [6]	216,499
James M. Coogan	57,175	0	[2]	11,165	0	68,340
Mary-Jane Foster	37,825	0	[2]	0	0	37,825
Gregory F. Holcombe	61,755	0	[3]	3,061	0	64,816
Adam W. Ifshin	37,500	0	[2]	0	0	37,500
Angelo R. Martinelli	86,075	0	[4]	28,230	0	114,305
William J. Mulrow	69,775	0	[2]	1,146	0	70,921
John A. Pratt Jr.	66,525	0	[2]	13,787	0	80,312
Cecile D. Singer	65,700	0	[2]	19,323	0	85,023
Craig S. Thompson	70,100	0	[2]	18,307	0	88,407

[1]	Amounts shown reflect the aggregate grant date fair value as determined in accordance with FASB ASC Topic 718

[2]	This director did not have any exercisable or unexercisable options outstanding at December 31, 2009.

[3]	Mr. Holcombe had 11,446 options outstanding at December 31, 2009, all of which were exercisable.

[4]	Mr. Martinelli had 11,446 options outstanding at December 31, 2009, all of which were exercisable.

[5]	Effective December 31, 2009, the Board of Directors suspended the Directors Retirement Plan. This suspension resulted in a reduction of the projected accumulated pension value. Despite the suspension of the Directors Retirement Plan and the freezing of benefits, the table reflects an increase in Pension Value due to the method of accounting for the accumulated benefit obligation.

[6]	Other Compensation for Mr. Griffin includes: $9,967 for personal use of a Company provided automobile.
Section 16(a) Beneficial Ownership Reporting Compliance
     Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers, directors and persons beneficially owning more than 10% of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the SEC, and to furnish to the Company copies of such reports. Based solely on the review of copies of the forms received, the Company believes that, during the last fiscal year, all filing requirements under Section 16(a) applicable to its officers, directors and 10% shareholders were timely.

TRANSACTIONS WITH RELATED PERSONS
Loans to Officers, Directors and 5% Shareholders
     HVB makes loans to the Company’s executive officers, directors and 5% Shareholders, and immediate family members or businesses with which they are associated, in the ordinary course of business. Such loans are made on the same terms and conditions, including interest rate and collateral, as those prevailing at the same time for comparable transactions with other persons not related to the lender. None of the loans involves more than the normal risk of collectability or presents other unfavorable features. The aggregate amount outstanding for all such loans was $33,140,870 in 2009. (This aggregate amount reflects the full amount outstanding, portions of which are participated to other banks).
Stock Restriction Agreements
     Prior to the listing of the Company’s common stock on NASDAQ on September 21, 2009, the Company’s common stock traded sporadically on the OTC Bulletin Board. The Company historically maintained a stock repurchase program pursuant to which the Company offered to repurchase shares of common stock from any shareholder based on the appraised value of the Company. A significant percentage of the Company’s shares of common stock were also subject to transfer restrictions imposed by Stock Restriction Agreements entered into by many of the Company’s shareholders. The Company required all employees, directors and others who acquired shares of common stock from the Company to enter into Stock Restriction Agreements that gave the Company a right of first refusal on any shares of common stock that the shareholder wished to transfer. Gifts to family members were generally not subject to the Company’s right of first refusal, but the donee was required to enter into a Stock Restriction Agreement with the Company. Pursuant to the Stock Restriction Agreements, the Company had the discretion, but was not required, to purchase all of the shares offered upon the same terms and conditions as that offered by the prospective purchaser. The table below sets forth the aggregate number of shares and aggregate purchase price for shares purchased by the Company from executive officers, directors and beneficial owners of five percent or more of the common stock (considered together with members of their immediate family) pursuant to Stock Restriction Agreements in 2009. The table excludes data for each executive officer, director and beneficial owner whose sales to the Company aggregated less than $120,000 in 2009.

Stock Purchases by the Company
(shares/dollar amount)
Gregory F. Holcombe[1]	32,984/$1,572,728
Nexgen Holdings LLC2.	178,880/$8,586,240
Cecile D. Singer	5,363/$246,920

1.	Includes 12,484 shares for $599,232 sold by Heidi Foundation Inc.

2.	Nexgen Holdings LLC was previously a more than 5% shareholder. Marie A. Holcombe (wife of Gregory F. Holcombe) and James J. Veneruso were co-managers of Nexgen Holdings LLC. The entity has subsequently been dissolved.
     Upon the listing of the Company’s common stock on NASDAQ on September 21 2009, the Company discontinued the stock repurchase program and all transfer restrictions under the Stock Restriction Agreements were lifted. The Company anticipates that any future repurchase programs will be conducted in the open market.
Certain Other Related Party Transactions
     Messrs. Griffin and Coogan, Chairman of the Board and a director of the Company, respectively, are shareholders of the law firm of Griffin, Coogan Blose & Sulzer, P.C., which serves as the Company’s general counsel. Griffin, Coogan, Blose & Sulzer, P.C. received fees approximating $1,284,000 in 2009 for legal services performed on behalf of the Company and its subsidiaries. Of this amount $377,600 was paid directly by the Company.

     Mr. Thompson, a director of the Company, is the President and principal shareholder of Thompson Pension Employee Plans, Inc., which has written life insurance policies supporting the Company’s obligations under the supplemental retirement plans for executive officers. The total annual premiums approximated $319,650 in 2009.
     Mr. Martinelli, a director of the Company, is the Chairman of the Board and principal shareholder of the Gazette Press, Inc., which received fees approximating $168,045 in 2009 in exchange for printing services provided to the Company and its subsidiaries.
     Mr. Ifshin, a director of the Company, is President and CEO of DLC Management Corp. which received rent payments approximating $102,370 for the rental of office space by subsidiaries of the Company.
     Mr. Pratt, a director of the Company, received $85,000 in consulting fees and $4,600 for personal use of a Company provided automobile in connection with certain business development and retention activities performed for the benefit of the Company.
     Policies Regarding Transactions with Related Persons
     The Board of Directors has established and annually approves a written policy governing transactions with related persons. The Company, in the normal course of business, retains the services of various product and service providers. It is our policy to purchase appropriate and necessary products and services at competitive prices and with service quality appropriate to meet our needs. We desire to do business, whenever possible, with those individuals and businesses that are customers of ours, including related persons, provided that such business transactions are concluded on an arms’ length basis and comply with applicable law regarding such transactions.
     In selecting a service or product provider, the Company considers various criteria, including:
•	whether the provider is a customer of the Company,

•	whether the provider has previously supplied the Company with goods or services,

•	the provider’s knowledge of the Company and our needs specific to the product or service to be rendered,

•	the provider’s qualifications, reputation and capability, and

•	the total cost of the product or service to be provided.
     The Company expects that products or services provided by related persons will be of at least the same quality and competitively priced with those available from non-related persons, including consideration of the items listed above. The Company takes reasonable and appropriate steps to evaluate the pricing, quality and capability of product and service providers, including related persons.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
     The following table sets forth the “beneficial ownership” (as that term is defined in the rules of the SEC) of the common stock as of April 1, 2010, by (a) each Named Executive Officer and member of the Board of Directors, (b) each person known to be a beneficial owner of more than five percent of the common stock and (c) all executive officers and members of the Board of Directors as a group. Persons who hold options that are exercisable within 60 days of April 1, 2010 are deemed to own, beneficially, the shares of common stock that may be acquired on the exercise of such options. Such shares are deemed outstanding for purposes of computing the number of shares owned by the person holding the option, but not for any other purpose.

		Amount and		Percent of
		Nature of		Outstanding
		Beneficial		Shares of Common
Name	Address	Ownership		Stock
Marie A. Holcombe[1]	35 E. Grassy Sprain Road, Yonkers, NY 10710	2,011,889	(1)	12.5%
James J. Veneruso	35 E. Grassy Sprain Road, Yonkers, NY 10710	1,156,436	(2)	7.2
Josephine Abplanalp[3]	35 E. Grassy Sprain Road, Yonkers, NY 10710	1,157,812	(3)	7.2
BMW Machinery Co., Inc.	35 E. Grassy Sprain Road, Yonkers, NY 10710	632,615	(4)	4.0
William E. Griffin		512,686		3.2
Stephen R. Brown		94,153	(5)	*
James M. Coogan		290,895		1.8
Mary-Jane Foster		423	(6)	*
Gregory F. Holcombe[7]	35 E. Grassy Sprain Road, Yonkers, NY 10710	2,011,889	(7)	12.5
Adam W. Ifshin		44,658		*
James J. Landy		213,807	(8)	1.3
Michael P. Maloney		54,789	(9)	*
Angelo R. Martinelli		343,409	(10)	2.1
William J. Mulrow		47,125	(11)	*
John A. Pratt Jr.		141,367		*
Cecile D. Singer		117,549	(12)	*
Craig S. Thompson		191,287	(13)	1.2
Vincent T. Palaia		154,006	(14)	*
Frank J. Skuthan		25,872	(15)	*
All directors and executive officers as a group (18 persons).		4,283,792	(16)	26.5%

*	Less than 1% of the outstanding shares of common stock.

[1]	Mrs. Holcombe is the wife of Gregory F. Holcombe and the daughter of Josephine Abplanalp. The shares beneficially owned by Marie A. Holcombe and her husband, Gregory F. Holcombe, include 632,615 shares owned by BMW Machinery Co., Inc. (of which Marie A. Holcombe is the principal shareholder), 1,116,575 shares held by The Josephine Abplanalp Revocable Trust, 117,061 shares held in trusts for the benefit of the children of Gregory F. and Marie A. Holcombe (for which Mr. Holcombe serves as trustee), and 6,227 shares held by the Heidi Foundation Inc. (of which Mr. and Mrs. Holcombe are directors). The table also includes 6,638 shares held in trusts for the benefit of the children of Mr. and Mrs. Holcombe for which James J. Veneruso is the trustee and 2,848 shares for which Mr. Holcombe is custodian for their children and 12,590 shares which may be acquired Mr. Holcombe upon the exercise of options.

[2]	Includes 1,116,575 shares held by The Josephine Abplanalp Revocable Trust for which James J. Veneruso is one of the trustees and 6,638 shares held in trusts for the benefit of the children of Mr. and Mrs. Holcombe for which James J. Veneruso is the trustee.

[3]	Includes 1,116,575 shares held by The Josephine Abplanalp Revocable Trust, of which Josephine Abplanalp and Marie A. Holcombe are the beneficiaries and trustees and James J. Veneruso is also a trustee.

[4]	Marie A. Holcombe is the principal shareholder of BMW Machinery Co, Inc.

[5]	Includes 12,392 shares which may be acquired upon the exercise of options; and 22,049 shares pledged as collateral.

[6]	Ms. Foster is expected to purchase additional shares within a reasonable time as required under our Nominating Committee charter.

[7]	For information concerning Mr. Holcombe’s beneficial ownership, see footnote 1 above.

[8]	Includes 4,262 shares held by his son, as to which Mr. Landy disclaims beneficial ownership and 23,449 shares which may be acquired upon the exercise of options; and 55,000 shares pledged as collateral.

[9]	Includes 11,939 shares which may be acquired upon the exercise of options, and 38,955 shares pledged as collateral.

[10]	Includes 12,590 shares which may be acquired upon the exercise of options. 124,761 shares are pledged as collateral.

[11]	Includes 40,771 shares pledged as collateral.

[12]	Includes 58,180 shares pledged as collateral.

[13]	Includes 117,672 shares pledged as collateral.

[14]	Includes 39,783 shares which may be acquired upon the exercise of options, and pledged 12,993 as collateral.

[15]	Includes 25,871 shares which may be acquired upon the exercise of options.

[16]	Includes 166,443 shares which may be acquired upon the exercise of options.
     As of December 31, 2009 other than as listed in the “Security Ownership of Certain Beneficial Owners and Management” table above, no person was known by the Company to be the beneficial owner of more than 5% of the outstanding shares of the Company’s common shares, except as follows:

	Amount and	Percent of
	Nature of	Outstanding
	Beneficial	Shares of Common
Name and Address of Beneficial Owner	Ownership	Stock
Wellington Management Company LLP [1]
75 State Street, Boston, MA 02109	845,449	5.4%

[1]	This information is based on a Schedule 13G filed by Wellington Management Company, LLP (“Wellington Management”) on February 12, 2010. Wellington Management may be deemed to beneficially own 845,449 shares which are held of record by clients of Wellington Management. Wellington Management has no shares with sole voting power, has shared voting power over 586,779 shares, has no shares with sole dispositive power and has shared dispositive power over 845,449 shares.

OTHER MATTERS
     The Board of Directors is not aware of any other matters that may come before the annual meeting. However, in the event such other matters come before the meeting, it is the intention of the persons named in the proxy to vote on any such matters in accordance with the recommendation of the Board of Directors.
     Shareholders are urged to vote their shares by telephone (1-800-776-9437 inside the United States or 1-718-921-8500 outside the United States), through the internet (www.voteproxy.com) or sign the enclosed proxy and return it in the enclosed envelope. The proxy is solicited on behalf of the Board of Directors.
By Order of the Board of Directors

James M. Coogan
Secretary
Yonkers, New York
April 23, 2010
A copy of the Company’s Annual Report on Form 10-K (without exhibits) for the year ended December 31, 2009 filed with the SEC has been furnished to shareholders with this Proxy Statement and forms part of the Annual Meeting of Shareholders meeting material. Additional copies are available upon written request addressed to Wendy Croker, First Vice President, Shareholder Relations, Hudson Valley Holding Corp., 21 Scarsdale Road, Yonkers, New York 10707. The Company’s Annual Report on Form 10-K (without exhibits) is also available on the Company’s website at www.hudsonvalleybank.com.

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Appendix A
HUDSON VALLEY HOLDING CORP.
2010 OMNIBUS INCENTIVE PLAN
(Adopted by Directors April 15, 2010)
(Approved by Shareholders May, ___ 2010)
1.	Purpose. The purpose of the Plan is to provide additional incentive to those officers and key employees of the Company and its Subsidiaries whose substantial contributions are essential to the continued growth and success of the Company’s business in order to strengthen their commitment to the Company and its Subsidiaries, to motivate such officers and employees to faithfully and diligently perform their assigned responsibilities and to attract and retain competent and dedicated individuals whose efforts will result in the long-term growth and profitability of the Company. An additional purpose of the Plan is to provide additional incentive for directors of the Company and its Subsidiaries as well as individuals who are consultants or advisors to the Company or its Subsidiaries. To accomplish such purposes, the Plan provides that the Company may grant Incentive Stock Options, Nonqualified Stock Options, Restricted Stock Awards, Restricted Stock Units, Stock Appreciation Rights, Performance Awards and other Awards.

2.	Definitions. For purposes of this Plan:
     (a) “Agreement” means the written agreement between the Company and an Optionee or Grantee evidencing the grant of an Option or Award and setting forth the terms and conditions thereof.
     (b) “Award” means a grant of Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Awards or other types of Awards, or a combination thereof.
     (c) “Bank” means Hudson Valley Bank, N.A., a Subsidiary.
     (d) “Board” means the Board of Directors of the Company.
     (e) “Cause” means (i) the willful failure by an Optionee or Grantee to substantially perform his duties with the Company or with any Subsidiary (but, for purposes of this Plan only, with the opportunity to cure such behavior, if practicable), or (ii) Optionee or Grantee’s conviction (or similar plea) for any criminal act, except that no misdemeanor (or similar level act) will constitute Cause unless it shall have involved misappropriate use of funds or property, fraud, moral turpitude, or similar activities. Whether Cause exists (for purposes of this Plan only), shall be determined in the sole and absolute discretion of the Committee.
     (f) “Change in Capitalization” means any increase, reduction, change or exchange of Shares for a different number or kind of shares or other securities of the Company by reason of a reclassification, recapitalization, merger, consolidation, reorganization, issuance of warrants or rights, stock dividend, stock split or reverse stock split, combination or exchange of shares, repurchase of shares, change in corporate structure or otherwise.
     (g) “Change in Control” means any of the following events: (i) when the Company or a Subsidiary acquires actual knowledge that any person (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act), other than an affiliate of the Company or a Subsidiary or an employee benefit plan established or maintained by the Company, a Subsidiary or any of their respective affiliates, is or becomes the beneficial owner (as defined in Rule 13d-3 of the Exchange Act) directly or indirectly, of securities of the Company representing more than twenty-five percent (25%) of the combined voting power of the Company’s then outstanding securities (a “Control Person”), (ii) upon the first purchase of the Company’s common stock pursuant to a tender or exchange offer (other than a tender or exchange offer made by the Company, a Subsidiary or an employee benefit plan established or maintained by the Company, a Subsidiary or any of their respective affiliates), (iii) the consummation of (A) a transaction, other than a Non-Control Transaction, pursuant to which the Company is merged with or into, or is consolidated with, or

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becomes the subsidiary of another corporation, (B) a sale or disposition of all or substantially all of the Company’s assets or (C) a plan of liquidation or dissolution of the Company, (iv) if during any period of two (2) consecutive years, individuals (the “Continuing Directors”) who at the beginning of such period constitute the Board cease for any reason to constitute at least 60% thereof or, following a Non-Control Transaction, 60% of the board of directors of the Surviving Corporation; provided that any individual whose election or nomination for election as a member of the Board (or, following a Non-Control Transaction, the board of directors of the Surviving Corporation) was approved by a vote of at least two-thirds of the Continuing Directors then in office shall be considered a Continuing Director, or (v) upon a sale of (A) common stock of the Bank if after such sale any person (as such term is used in Section 13(d) and 14(d)(2) of the Exchange Act) other than the Company, an employee benefit plan established or maintained by the Company or a Subsidiary, or an affiliate of the Company or a Subsidiary, owns a majority of the Bank’s common stock or (B) all or substantially all of the Bank’s assets (other than in the ordinary course of business). No person shall be considered a Control Person for purposes of clause (i) above if (A) such person is or becomes the beneficial owner, directly or indirectly, of more than ten percent (10%) but less than twenty-five percent (25%) of the combined voting power of the Company’s then outstanding securities if the acquisition of all voting securities in excess of ten percent (10%) was approved in advance by a majority of the Continuing Directors then in office or (B) such person acquires in excess of ten percent (10%) of the combined voting power of the Company’s then outstanding voting securities in violation of law and by order of a court of competent jurisdiction, settlement or otherwise, disposes or is required to dispose of all securities acquired in violation of law. For purposes of this paragraph: (I) the Company will be deemed to have become a subsidiary of another corporation if any other corporation (which term shall include, in addition to a corporation, a limited liability company, partnership, trust, or other organization) owns, directly or indirectly, 50 percent or more of the total combined outstanding voting power of all classes of stock of the Company or any successor to the Company; (II) “Non-Control Transaction” means a transaction in which the Company is merged with or into, or is consolidated with, or becomes the subsidiary of another corporation pursuant to a definitive agreement providing that at least 60% of the directors of the Surviving Corporation immediately after the transaction are persons who were directors of the Company on the day before the first public announcement relating to the transaction; (III) the “Surviving Corporation” in a transaction in which the Company becomes the subsidiary of another corporation is the ultimate parent entity of the Company or the Company’s successor; and (IV) the “Surviving Corporation” in any other transaction pursuant to which the Company is merged with or into another corporation is the surviving or resulting corporation in the merger or consolidation. Notwithstanding anything else herein to the contrary, no event (or series of events) that constitutes a Change in Control under the above definition, but which does not also satisfy the definition of change in ownership or effective control, or ownership of a substantial portion of the assets of the Company, determined under Section 409A(a)(2)((A)(v) of the Code, shall cause the acceleration of any payment under the Plan, unless such payment is exempt from the payment restrictions under Section 409A (with such exempt payments including, but not limited to, Options and Restricted Stock); in such event, however, the payment that is not permitted to be accelerated may still be permitted to vest as a result of the Change in Control, but the payment date will remain as originally scheduled.
     (h) “Code” means the Internal Revenue Code of 1986, as amended.
     (i) “Committee” means a committee consisting solely of two (2) or more directors who are Non-Employee Directors (as defined in Rule 16b-3 of the Exchange Act as it may be amended from time to time) of the Company and outside directors as defined pursuant to Section 162(m) of the Code (as it may be amended from time to time) appointed by the Board to administer the Plan and to perform the functions set forth herein. Directors appointed by the Board to the Committee shall have the authority to act notwithstanding the failure to be so qualified.
     (j) “Company” means Hudson Valley Holding Corp., a New York corporation.
     (k) “Eligible Employee” means any officer or other key employee of the Company or a Subsidiary designated by the Committee as eligible to receive Options or Awards, subject to the conditions set forth herein. Also included within the definition of Eligible Employee are members of the board of directors of the Company or any Subsidiary, as well as individuals who are consultants or advisors to the

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Company or a Subsidiary who are designated by the Committee as eligible to receive Options or Awards, subject to the conditions set forth herein.
     (l) “Escrow Agent” means the escrow agent under the Escrow Agreement, designated by the Committee.
     (m) “Escrow Agreement” means an agreement between the Company, the Escrow Agent and a Grantee, in the form specified by the Committee, under which shares of Restricted Stock awarded pursuant hereto shall be held by the Escrow Agent until either (a) the restrictions relating to such Shares expire and the Shares are delivered to the Grantee or (b) the Company reacquires the Shares pursuant hereto and the Shares are delivered to the Company.
     (n) “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     (o) “Fair Market Value” means the fair market value of the Shares as determined by the Committee in its sole discretion; provided, however, that (A) if the Shares are admitted to quotation on the National Association of Securities Dealers Automated Quotation System (“NASDAQ”) or other comparable quotation system and have been designated as a National Market System (“NMS”) security, Fair Market Value on any date shall be the last sale price reported for the Shares on such system for the preceding trading day, or on the last day preceding such date on which a sale was reported, (B) if the Shares are admitted to quotation on NASDAQ and have not been designated a NMS security, Fair Market Value on any date shall be the average of the highest bid and lowest asked prices of the Shares on such system on such date, or (C) if the Shares are admitted to trading on a national securities exchange, Fair Market Value on any date shall be the last sale price reported for the Shares on such exchange on such date or on the last date preceding such date on which a sale was reported. In all instances, Fair Market Value shall be determined in accord with Section 409A of the Code.
     (p) “Grantee” means a person to whom an Award has been granted under the Plan.
     (q) “Incentive Stock Option” means an Option within the meaning of Section 422 of the Code.
     (r) “Nonqualified Stock Option” means an Option which is not an Incentive Stock Option.
     (s) “Option” means an Incentive Stock Option, a Nonqualified Stock Option, or either or both of them.
     (t) “Optionee” means a person to whom an Option has been granted under the Plan.
     (u) “Parent” means any corporation in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock of one of the other corporations in such chain.
     (v) “Plan” means the Hudson Valley Holding Corp. 2010 Omnibus Incentive Plan as set forth in this instrument and as it may be amended from time to time.
     (w) “Restricted Stock” means Shares issued or transferred to an Eligible Employee which are subject to restrictions as provided in Section 8 hereof.
     (x) “Performance Awards” shall have the meaning set forth in Section 10 hereof.
     (y) “Restricted Stock Unit” shall have the meaning set forth in Section 9 hereof.

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     (z) “Retirement” means the retirement from active employment or service of an employee, officer, or member of the board of directors of the Company or a Subsidiary, but only if such person then meets the requirements contained in clause (i), (ii) or (iii) below (unless otherwise provided in an applicable Agreement, or unless otherwise determined by the Committee):
          (i) the person has a minimum combined total of years of service and age equal to eighty (80); he is age sixty-two (62) or older; and he provides three (3) months prior written notice to the Company of the retirement; or
          (ii) the person has a minimum of five (5) years of service; he is age sixty-five (65) or older and he provides three (3) months prior written notice to the Company of the retirement; or
          (iii) the person satisfies the conditions for retirement under a retirement plan of the Company or a Subsidiary (which need not be a tax qualified plan) in which such person was a participant immediately before retirement.
     “Years of service” will mean only employment by the Company or a Subsidiary, and will not include employment by any company or entity acquired by the Company or a Subsidiary for the period prior to its acquisition by the Company (unless otherwise determined by the Committee). An employee or officer who retires but fails to meet such requirements shall not be deemed to be within the definition of “Retirement” for any purpose under this Plan or any Award granted thereunder; provided, however, after a Change in Control transaction, no prior notice of a Retirement shall be required for purposes of this Plan only and any Optionee (as defined in the Plan) who meets all of the other conditions contained in clause (i), (ii) or (iii), but is terminated without Cause, shall be deemed to meet all the conditions for Retirement for purposes of the Plan only and shall be deemed to have terminated employment due to Retirement for purposes of this Plan only. Consultants and advisors shall not qualify for Retirement.
     (aa) “Shares” means the common stock of the Company (including any new, additional or different stock or securities resulting from a Change in Capitalization).
     (ab) “Stock Appreciation Right” means a right to receive all or some portion of the increase in the value of Shares as provided in Section 7 hereof.
     (ac) “Subsidiary” means any corporation in an unbroken chain of corporations, beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
     (ad) “Successor Corporation” means a corporation, or a parent or subsidiary thereof, which issues or assumes a stock option in a transaction to which Section 424(a) of the Code applies.
     (ae) “Ten-Percent Shareholder” means an eligible Employee, who, at the time an Incentive Stock Option is to be granted to him, owns (within the meaning of Section 422(b)(6) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, a Parent or a Subsidiary within the meaning of Section 422(b)(6) of the Code.
3.	Administration.
     (a) The Plan shall be administered by the Committee which shall hold meetings at such times as may be necessary for the proper administration of the Plan. The Committee shall keep minutes of its meetings. A majority of the Committee shall constitute a quorum and a majority of a quorum may authorize any action. Each member of the Committee shall be a Non-Employee Director (as defined in Rule 16b-3 of the Exchange Act as it may be amended from time to time) and an outside director as defined pursuant to Section 162(m) of the Code as it may be amended from time to time. No failure to be so qualified shall invalidate any Option or Award or any action or inaction under the Plan. No member of the Committee shall

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be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, the Options or the Awards, and all members of the Committee shall be fully indemnified by the Company with respect to any such action, determination or interpretation.
     Subject to the express terms and conditions set forth herein, the Committee shall have the power from time to time:
     (1) to determine those Eligible Employees to whom Options shall be granted under the Plan and the number of Incentive Stock Options and/or Nonqualified Options to be granted to each Eligible Employee and to prescribe the terms and conditions (which need not be identical) of each Option, including the purchase price per share of each Option (which shall in no event be less than Fair Market Value);
     (2) to select those Eligible Employees to whom Awards shall be granted under the Plan and to determine the size of such Awards to be granted, the terms and conditions of each Award, including the restrictions or performance criteria relating to such shares or rights, the purchase price per share, if any, of Restricted Stock and whether Stock Appreciation Rights will be granted alone or in conjunction with an Option;
     (3) to construe and interpret the Plan and the Options and Awards granted thereunder and to establish, amend and revoke rules and regulations for the administration of the Plan, including, but not limited to, correcting any defect or supplying any omission, or reconciling any inconsistency in the Plan or in any Agreement, in the manner and to the extent it shall deem necessary or advisable to make the Plan fully effective, and all decisions and determinations by the Committee in the exercise of this power shall be final and binding upon the Company or a Subsidiary, the Optionees and the Grantees, as the case may be;
     (4) to determine the duration and purposes for leaves of absence which may be granted to an Optionee or Grantee without constituting a termination of employment or service for purposes of the Plan; and
     (5) generally, to exercise such powers and to perform such acts as are deemed necessary or advisable to promote the best interests of the Company with respect to the Plan.
4.	Stock Subject to Plan.
     (a) The maximum number of Shares that may be issued or transferred pursuant to all Options and Awards under this Plan is 1,100,000 of which not more than 1,100,000 Shares may be issued or transferred pursuant to Options and/or Awards to any one Eligible Employee. Subject to the foregoing aggregate limitations, the maximum number of Shares (i) that may be issued or transferred pursuant to Options or Awards for Incentive Stock Options, Non-Qualified Stock Options and Stock Appreciation Rights shall be 1,100,000 and (ii) that may be issued or transferred pursuant to Awards of Restricted Stock shall be 1,100,000. In each case, upon a Change in Capitalization after the adoption of this Plan by the Board, the Shares shall be adjusted to the number and kind of Shares of stock or other securities existing after such Change in Capitalization.
     (b) Whenever any outstanding Option or portion thereof expires, is cancelled or is otherwise terminated (other than by exercise of the Option or any related Stock Appreciation Right), the Shares allocable to the unexercised portion of such Option may again be the subject of Options and Awards hereunder.
     (c) Whenever any Shares subject to an Award or Option are forfeited for any reason pursuant to the terms of the Plan, such Shares may again be the subject of Options and Awards hereunder.
5.	Eligibility. Subject to the provisions of the Plan, the Committee shall have full and final authority to select those Eligible Employees who will receive Options and/or Awards but no person shall receive any Options that are Incentive Stock Options unless he is an employee of the Company or a Subsidiary at the time the Option is granted.

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6.	Stock Options. The Committee may grant Options in accordance with the Plan, the terms and conditions of which shall be set forth in an Agreement. Each Option and Option Agreement shall be subject to the following conditions:
     (a) Purchase Price. The purchase price or the manner in which the purchase price is to be determined for Shares under each Option shall be set forth in the Agreement, provided that the purchase price per Share under each Incentive Stock Option shall not be less than 100% of the Fair Market Value of a Share at the time the Option is granted (110% in the case of an Incentive Stock Option granted to a Ten-Percent Shareholder) and under each Nonqualified Stock Option shall not be less than 100% of the Fair Market Value of a Share at the time the Option is granted.
     (b) Duration. Options granted hereunder shall be for such term as the Committee shall determine, provided that (i) no Incentive Stock Option shall be exercisable after the expiration of ten (10) years from the date it is granted (five (5) years in the case of an Incentive Stock Option granted to a Ten-Percent Shareholder) and (ii) no Nonqualified Stock Option shall be exercisable after the expiration of ten (10) years and one (1) day from the date it is granted. The Committee may, subsequent to the granting of any Option, extend the term thereof but in no event shall the term as so extended exceed the maximum term provided for in the preceding sentence. Any such extension shall only be made in accordance with Section 409A of the Code.
     (c) Non-Transferability. No Option granted hereunder shall be transferable by the Optionee to whom granted otherwise than by will or the laws of descent and distribution, and an Option may be exercised during the lifetime of such Optionee only by the Optionee or his guardian or legal representative. The terms of such Option shall be binding upon the beneficiaries, executors, administrators, heirs and successors of the Optionee.
     (d) Stock Options; Vesting. Subject to Section 6(h) hereof, each Option shall be exercisable in such installments (which need not be equal) and at such times as may be designated by the Committee and set forth in the Option Agreement. Unless otherwise provided in the Agreement, to the extent not exercised, installments shall accumulate and be exercisable, in whole or in part, at any time after becoming exercisable, but not later than the date the Option expires. Upon the death or Retirement of an Optionee, all Options shall become immediately exercisable. Notwithstanding the foregoing, the Committee may accelerate the exercisability of any Option or portion thereof at any time.
     (e) Method of Exercise. The exercise of an Option shall be made only by a written notice delivered in person or by mail (including electronic mail) to the Secretary of the Company at the Company’s principal executive office, specifying the number of Shares to be purchased and accompanied by payment therefore, as well as for any required tax withholding, and otherwise in accordance with the Agreement pursuant to which the Option was granted. The purchase price and required tax withholding for any shares purchased pursuant to the exercise of an Option shall be paid in full upon such exercise (i) in cash, (ii) by check, (iii) at the discretion of the Committee, by transferring Shares having a Fair Market Value on the day preceding the date of exercise of such option equal to the aggregate purchase price for the Shares being purchased to the Company and satisfying such other terms and conditions as may be imposed by the Committee; provided that such Shares have been held by the Optionee for no less than six months (or such other period as established from time to time by the Committee or generally accepted accounting principles), (iv) at the discretion of the Committee, subject to such other terms and conditions as may be imposed by the Committee, by having Shares that would otherwise have been delivered to the Optionee upon exercise of an Option withheld by the Company, or (v) such other method as approved by the Committee at the discretion of the Committee. If requested by the Committee, the Optionee shall deliver the Agreement evidencing the Option and the Agreement evidencing any related Stock Appreciation Right to the Secretary of the Company who shall endorse thereon a notation of such exercise and return such Agreement to the Optionee. Not less than 100 Shares may be purchased at any time upon the exercise of an Option unless the number of Shares so purchased constitutes the total number of Shares then purchasable under the Option.
     (f) Rights of Optionees. No Optionee shall be deemed for any purpose to be the owner of any Shares subject to any Option unless and until (i) the Option shall have been exercised pursuant to the terms thereof,

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(ii) the Company shall have issued and delivered the Shares to the Optionee, and (iii) the Optionee’s name shall have been entered as a shareholder of record on the books of the Company. Thereupon, the Optionee shall have full voting, dividend and other ownership rights with respect to such Shares.
     (g) Termination of Employment. In the event that an Optionee ceases to be employed by the Company or any Subsidiary, any outstanding Options held by such Optionee shall, unless the Option Agreement evidencing such Option provides otherwise, terminate as follows:
          (i) If the Optionee’s termination of employment is due to his death the Option shall be exercisable for a period of one (1) year following such termination of employment, and shall thereafter terminate; provided, however , that the Company shall have given written notice to the Optionee’s designated beneficiary for the Plan as permitted under Section 20(c) or, if there is no designated beneficiary for the Plan, then to the Optionee’s designated beneficiaries under the Company’s group term life insurance plan, within the six (6) months following the Optionee’s termination of employment. If the Company’s notice is given more than six (6) months after the date of the Optionee’s termination of employment, the Option shall be exercisable for six (6) months from the date of such notice, and shall thereafter terminate; provided, however , that in no event shall the Option be exercisable beyond two (2) years following the Optionee’s termination of employment. If no notice is given by the Company, the Option shall be exercisable for a period of two (2) years following such termination of employment, and shall thereafter terminate. The written notice to be given under this paragraph may be given by regular mail and shall identify the option including the number of Shares subject to the option, the current exercise price and remaining exercise period and such other appropriate information as the Company may determine, provided that any defect in the notice shall not affect the validity of the notice;
          (ii) If the Optionee’s termination of employment is by the Company or a Subsidiary for Cause, the Option shall terminate on the date of the Optionee’s termination of employment;
          (iii) If the termination of employment is due to the Optionee’s Retirement, the Option shall be exercisable for the remaining term of the Option and thereafter shall be unaffected by the death of the Optionee. (An Optionee who exercises his or her Options more than 90 days after the termination of employment due to Retirement shall acknowledge that the Options so exercised will not be Incentive Stock Options.); and
          (iv) If the Optionee’s termination of employment is for any other reason (including an Optionee’s ceasing to be employed by a Subsidiary as a result of the sale of such Subsidiary or an interest in such Subsidiary), and also including the voluntary resignation of the Optionee (at a time when Cause does not exist), the Option (to the extent exercisable at the time of the Optionee’s termination of employment) shall be exercisable for a period of ninety (90) days following such termination of employment, and shall thereafter terminate.
Notwithstanding the foregoing, the Committee may provide, either at the time an Option is granted or thereafter, that the Option may be exercised after the periods provided for in this Section 6(g), but in no event beyond the term of the Option. To the extent that the exercise period is extended by the Committee after the Option is granted, such extension may only be made in accordance with Section 409A of the Code. In addition, nothing above shall serve to extend the maximum term of an Option.
     (h) Effect of Change in Control. In the event of a Change in Control, all Options outstanding on the date of such Change in Control shall become immediately and fully exercisable.
     (i) Substitution and Modification. Subject to the terms of the Plan, the Committee may modify outstanding Options or accept the surrender of outstanding Options (to the extent not exercised) and grant new Options in substitution for them. Notwithstanding the foregoing, no modification of an Option shall alter or impair any rights or obligations under the Option without the Optionee’s consent, except as provided for in this Plan or the Agreement. In addition, notwithstanding the foregoing, no amendment or modification of an Option shall cause an Option issued under the Plan to be repriced or to lower the exercise price of a previously granted Option.

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7.	Stock Appreciation Rights. The Committee may, in its discretion, either alone or in connection with the grant of an Option, grant Stock Appreciation Rights in accordance with the Plan, the terms and conditions of which shall be set forth in an Agreement. If granted in relation to an Option, a Stock Appreciation Right shall cover the same shares covered by the Option (or such lesser number of shares as the Committee may determine) and shall, except as provided in this Section 7, be subject to the same terms and conditions as the related Option.
     (a) Time of Grant. A Stock Appreciation Right may be granted:
     (i) at any time if unrelated to an Option; or
     (ii) if related to an Option, either at the time of grant, or at any time thereafter during the term of the Option.
     (b) Stock Appreciation Rights Related to an Option.
     (i) Payment. A Stock Appreciation Right granted in relation to an Option shall entitle the holder thereof, upon exercise of the Stock Appreciation Right or any portion thereof, to receive payment of an amount computed pursuant to Section 7(b)(iii).
     (ii) Exercise. Subject to Section 7(f), a Stock Appreciation Right granted in relation to an Option shall be exercisable at such time or times and only to the extent that the related Option is exercisable, and will not be transferable except to the extent the related Option may be transferable. A Stock Appreciation Right granted in relation to an Incentive Stock Option shall be exercisable only if the Fair Market Value of a Share on the date of exercise exceeds the purchase price specified in the related Incentive Stock Option.
     (iii) Amount Payable. Except as otherwise provided in Section 7(g), upon the exercise of a Stock Appreciation Right related to an Option, the Grantee shall be entitled to receive an amount determined by multiplying (A) the excess of the Fair Market Value of a Share on the date of exercise of such Stock Appreciation Right over the per Share purchase price under the related Option, by (B) the number of Shares as to which such Stock Appreciation Right is being exercised. Notwithstanding the foregoing, the Committee may limit in any manner the amount payable with respect to any Stock Appreciation Right by including such a limit in the Agreement evidencing the Stock Appreciation Right at the time it is granted.
     (iv) Treatment of Related Options and Stock Appreciation Rights Upon Exercise. Except as provided in Section 7(b)(v), (A) upon the exercise of a Stock Appreciation Right granted in relation to an Option, the Option shall be cancelled to the extent of the number of Shares as to which the Stock Appreciation Right is exercised and (B) upon the exercise of an Option granted in relation to a Stock Appreciation Right, the Stock Appreciation Right shall be cancelled to the extent of the number of Shares as to which the Option is exercised.
     (v) Simultaneous Exercise of Stock Appreciation Right and Option. The Committee may provide, either at the time a Stock Appreciation Right is granted in relation to a Nonqualified Stock Option or thereafter during the term of the Stock Appreciation Right, that, subject to Section 7(f), upon exercise of such Option, the Stock Appreciation Right shall automatically be deemed to be exercised to the extent of the number of Shares as to which the Option is exercised. In such event, the Grantee shall be entitled to receive the amount described in Section 7(b)(iii) hereof (or some percentage of such amount if so provided in the Agreement evidencing the Stock Appreciation Right), in addition to the Shares acquired pursuant to the exercise of the Option. If a Stock Appreciation Right Agreement contains an automatic exercise provision described in this Section 7(b)(v) and the Option or any portion thereof to which it relates is exercised within six (6) months from the date the Stock Appreciation Right is granted, such automatic exercise provision shall not be effective with respect to that exercise of the Option. The inclusion in an Agreement

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evidencing a Stock Appreciation Right of a provision described in this Section 7(b)(v) may be in addition to and not in lieu of the right to exercise the Stock Appreciation Right as otherwise provided herein and in the Agreement.
     (c) Stock Appreciation Rights Unrelated to an Option. The Committee may grant to Eligible Employees Stock Appreciation Rights unrelated to Options. Stock Appreciation Rights unrelated to Options shall contain such terms and conditions as to exercisability, vesting and duration as the Committee shall determine, but in no event shall they have a term of greater than ten (10) years. Upon the death or Retirement of a Grantee, all Stock Appreciation Rights shall become immediately exercisable. Upon the death of a Grantee, the Stock Appreciation Rights held by that Grantee shall be exercisable for a period of one (1) year following such termination of employment, and shall thereafter terminate. Upon the Retirement of a Grantee, the Stock Appreciation Rights held by that Grantee shall be exercisable for a period of ninety (90) days following such termination of employment, and shall thereafter terminate. The amount payable upon exercise of such Stock Appreciation Rights shall be determined in accordance with Section 7(b)(iii), except that “Fair Market Value of a Share on the date of the grant of the Stock Appreciation Right” shall be substituted for “purchase price under the related Option.”
     (d) Method of Exercise. Stock Appreciation Rights shall be exercised by a Grantee only by a written notice delivered in person or by mail to the Secretary of the Company at the Company’s principal executive office, specifying the number of Shares with respect to which the Stock Appreciation Right is being exercised. If requested by the Committee, the Grantee shall deliver the Agreement evidencing the Stock Appreciation Right being exercised and the Agreement evidencing any related Option to the Secretary of the Company who shall endorse thereon a notation of such exercise and return such Agreements to the Grantee.
     (e) Form of Payment. Payment of the amount determined under Sections 7(b)(iii) or 7(c), may be made solely in whole Shares in a number determined at their Fair Market Value on the date of exercise of the Stock Appreciation Right or, alternatively, at the sole discretion of the Committee, solely in cash, or in a combination of cash and Shares as the Committee deems advisable. In the event that a Stock Appreciation Right is exercised within the sixty-day period following a Change in Control, any amount payable shall be solely in cash. If the Committee decides to make full payment in Shares, and the amount payable results in a fractional Share, payment for the fractional Share will be made in cash.
     (f) Restrictions. No Stock Appreciation Right may be exercised before the date six (6) months after the date it is granted, except in the event that the death of the Grantee occurs before the expiration of the six-month period.
     (g) Effect of Change in Control. In the event of a Change in Control, subject to Section 7(f), all Stock Appreciation Rights shall become immediately and fully exercisable.
8.	Restricted Stock. The Committee may grant Awards of Restricted Stock which shall be evidenced by an Agreement between the Company and the Grantee. Each Agreement shall contain such restrictions, terms and conditions as the Committee may require and (without limiting the generality of the foregoing) such Agreements may require that an appropriate legend be placed on Share certificates. Awards of Restricted Stock shall be subject to the following terms and provisions:
     (a) Rights of Grantee.
          (i) Shares of Restricted Stock granted pursuant to an Award hereunder shall be issued in the name of the Grantee as soon as reasonably practicable after the Award is granted and the purchase price, if any, is paid by the Grantee, provided that the Grantee has executed an Agreement evidencing the Award, an Escrow Agreement, appropriate blank stock powers and any other documents which the Committee, in its absolute discretion, may require as a condition to the issuance of such Shares. If a Grantee shall fail to execute the Agreement evidencing a Restricted Stock Award, an Escrow Agreement or appropriate blank stock powers or shall fail to pay the purchase price, if any, for the Restricted Stock, the Award shall be null and void. Shares issued in connection with a Restricted Stock Award, together with the stock powers, shall

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be deposited with the Escrow Agent. Except as restricted by the terms of the Agreement, upon the delivery of the Shares to the Escrow Agent, the Grantee shall have all of the rights of a shareholder with respect to such Shares, including the right to vote the shares and to receive, subject to Section 8(d), all dividends or other distributions paid or made with respect to the Shares.
          (ii) If a Grantee receives rights or warrants with respect to any Shares which were awarded to him as Restricted Stock, such rights or warrants or any Shares or other securities he acquires by the exercise of such rights or warrants may be held, exercised, sold or otherwise disposed of by the Grantee free and clear of the restrictions and obligations provided by this Plan.
     (b) Non-Transferability. Until any restrictions upon the Shares of Restricted Stock awarded to a Grantee shall have lapsed in the manner set forth in Section 8(c), such Shares shall not be sold, transferred or otherwise disposed of and shall not be pledged or otherwise hypothecated, nor shall they be delivered to the Grantee. Upon the termination of employment of the Grantee, all of such Shares with respect to which restrictions have not lapsed shall be resold by the Grantee to the Company at the same price paid by the Grantee for such Shares or shall be forfeited and automatically transferred to and reacquired by the Company at no cost to the Company if no purchase price had been paid for such Shares. The Committee may also impose such other restrictions and conditions on the Shares as it deems appropriate.
     (c) Lapse of Restrictions.
          (i) Restrictions upon Shares of Restricted Stock awarded hereunder shall lapse at such time or times and on such terms, conditions and satisfaction of performance criteria as the Committee may determine; provided, however, that the restrictions upon such Shares shall lapse only if the Grantee on the date of such lapse is then and has continuously been an employee (or member of board of directors, consultant or advisor) of the Company or a Subsidiary from the date the Award was granted, or unless the Committee sets a later date for the lapse of such restrictions.
          (ii) In the event of a Change in Control, all restrictions upon any Shares of Restricted Stock shall lapse immediately and all such Shares shall become fully vested in the Grantee thereof.
          (iii) In the event of termination of employment as a result of death or Retirement of a Grantee, all restrictions upon Shares of Restricted Stock awarded to such Grantee shall thereupon immediately lapse.
          (iv) The Committee may also decide at any time in its absolute discretion and on such terms and conditions as it deems appropriate, to remove or modify the restrictions upon Shares of Restricted Stock awarded hereunder, unless the Committee sets a later date for the lapse of such restrictions or otherwise modifies the restrictions in a manner adverse to the Grantee which shall require the Grantee’s consent.
     (d) Treatment of Cash Dividends. At the time of an Award of Shares of Restricted Stock, the Committee may, in its discretion, determine that the payment to the Grantee of cash dividends, or a specified portion thereof, declared or paid on Shares of Restricted Stock by the Company shall be deferred until the earlier to occur of (i) the lapsing of the restrictions imposed upon such Shares, in which case such cash dividends shall be paid over to the Grantee, or (ii) the forfeiture of such Shares under Section 8(b) hereof, in which case such cash dividends shall be forfeited to the Company, and such cash dividends shall be held by the Company for the account of the Grantee until such time. In the event of such deferral, interest shall be credited on the amount of such cash dividends held by the Company for the account of the Grantee from time to time at such rate per annum as the Committee, in its discretion, may determine. Payment of deferred cash dividends, together with interest accrued thereon as aforesaid, shall be made upon the earlier to occur of the events specified in (i) and (ii) of the immediately preceding sentence, in the manner specified therein.
     (e) Delivery of Shares. When the restrictions imposed hereunder and in the Plan expire or have been cancelled with respect to one or more shares of Restricted Stock, the Company shall notify the Grantee and the Escrow Agent of same. The Escrow Agent shall then return the certificate covering the Shares of

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Restricted Stock to the Company and upon receipt of such certificate the Company shall deliver to the Grantee (or such Grantee’s legal representative, beneficiary or heir) a certificate for a number of Shares, without any legend or restrictions (except those required by any federal or state securities laws), equivalent to the number of Shares of Restricted Stock for which restrictions have been cancelled or have expired. A new certificate covering Shares of Restricted Stock previously awarded to the Grantee which remain restricted shall be issued to the Grantee and held by the Escrow Agent and the Agreement, as it relates to such shares, shall remain in effect. Notwithstanding the foregoing, if requested by the Grantee, the Committee, in its discretion, has the right to cancel Shares of Restricted Stock to be delivered to the Grantee having a Fair Market Value, on the day preceding the date of vesting of the Restricted Stock, equal to the aggregate required tax withholding in connection with such vesting, and to apply the value of such Shares of Restricted Stock as payment for the Grantee’s aggregate required tax withholding for the vesting of any Shares of Restricted Stock.
     (f) Issuance of Uncertificated Shares. The Company may issue Shares, or other securities into which Shares may have been converted under Sections 13 or 14 hereof, in uncertificated form. If the Company issues Shares or other securities in such form, the Company or the Committee shall have the authority, without the consent of the Grantee, to take whatever actions are deemed appropriate or necessary, in the sole discretion of the Company and the Committee, to achieve with respect to uncertificated Shares or other securities, the same, or substantially similar, consequences under this Section 8, as if the Shares or other securities were certificated.
9.	Restricted Stock Unit Awards. Each Restricted Stock Unit Award shall be in such form and shall contain such terms and conditions as the Committee shall deem appropriate. The terms and conditions of a Restricted Stock Unit Award may change from time to time, and the terms and conditions of separate Restricted Stock Unit Awards need not be identical, provided, however, that each Restricted Stock Unit Award shall conform (through incorporation of the provisions hereof by reference or otherwise) to the substance of each of the following provisions:
     (a) Consideration. At the time of grant of a Restricted Stock Unit Award, the Committee will determine the consideration, if any, to be paid by the Grantee upon delivery of each Share subject to the Restricted Stock Unit Award. The consideration to be paid (if any) by the Grantee for each Share subject to a Restricted Stock Unit Award may be paid in any form of legal consideration that may be acceptable to the Committee in its sole discretion and permissible under applicable law.
     (b) Vesting. At the time of the grant of a Restricted Stock Unit Award, the Committee may impose such restrictions or conditions to the vesting of the Restricted Stock Unit Award as it, in its sole discretion, deems appropriate. The Committee may also provide for vesting of such Award on or after the first anniversary of the date of grant upon the achievement by the Grantee of performance goals specified by the Committee at the time of grant. The determination of whether the Grantee has achieved such performance goals shall be made by the Committee in its sole and absolute discretion. Upon the occurrence of a Change in Control, all outstanding Restricted Stock Units shall become fully vested.
     (c) Payment. A Restricted Stock Unit Award may be settled by the delivery of Shares, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Committee.
     (d) Additional Restrictions. At the time of the grant of a Restricted Stock Unit Award, the Committee, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the Shares (or their cash equivalent) subject to a Restricted Stock Unit Award to a time after the vesting of such Restricted Stock Unit Award.
     (e) Dividend Equivalents. Dividend equivalents may be credited in respect of Shares covered by a Restricted Stock Unit Award, as determined by the Committee and contained in the Restricted Stock Unit Award. At the sole discretion of the Committee, such dividend equivalents may be converted into additional Shares covered by the Restricted Stock Unit Award in such manner as determined by the Committee. Any additional shares covered by the Restricted Stock Unit Award credited by reason of such dividend

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equivalents will be subject to all the terms and conditions of the underlying Restricted Stock Unit Award to which they relate, including vesting restrictions.
     (f) Termination of Grantee’s Employment. Except as otherwise provided by the Committee consistent with the terms of this Plan, such portion of the Restricted Stock Unit Award that has not vested will be forfeited upon the Grantee’s termination of employment or performance of services.
     (g) Compliance with Section 409A of the Code. Restricted Stock Units are intended to comply with Section 409A of the Code and provisions of the Plan and Awards shall be interpreted in a manner consistent with Section 409A.
10.	Performance Awards.
     (a) Performance Awards Generally. The Committee is authorized to grant Performance Awards on the terms and conditions specified in this Section 10. Performance Awards may be denominated as a cash amount, number of Shares, or specified number of other Awards (or a combination) which may be earned upon achievement or satisfaction of performance conditions specified by the Committee. In addition, the Committee may specify that any other Award shall constitute a Performance Award by conditioning the right of a Grantee to exercise the Award or have it settled, and the timing thereof, upon achievement or satisfaction of such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions, except as limited under Section 10(b) in the case of a Performance Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code.
     (b) Performance Awards Granted to Covered Employees. If the Committee in its discretion determines that a Performance Award to be granted to a Grantee who is designated by the Committee as likely to be a “covered employee” as defined under Section 162(m) of the Code is intended to qualify as “performance-based compensation” for purposes of Section 162(m), the grant, exercise and/or settlement of such Performance Award shall be contingent upon achievement of a pre-established performance goal and other terms set forth in this Section 10(b).
     (i) Performance Goal Generally. The performance goal for such Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 10(b). The performance goal shall be objective and shall otherwise meet the requirements of Section 162(m) and the regulations thereunder (including Regulation 1. 162-27 and successor regulations thereto), including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” The Committee may determine that such Performance Awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Performance Awards. Performance goals may differ for Performance Awards granted to any one Grantee or to different Grantees.
     (ii) Business Criteria. One or more of the following performance measures for the Company, determined on a consolidated basis, and/or for specified subsidiaries or Affiliates or other business units of the Company, shall be used by the Committee in establishing performance goals for such Performance Awards: (1) revenues or comparable sales; (2) net income; (3) earnings from operations, earnings before or after taxes, interest, depreciation, amortization, or extraordinary or other special or other items (or any combination); (4) net income, earnings from operations, earnings before or after taxes, interest, depreciation, amortization, or extraordinary or other special or other items (or any combination), any of which may be determined on a per share basis (basic or diluted); (5) return on assets (gross or net), return on investment, return on capital or return on equity (or any combination); (6) cash flow, free cash flow, cash flow return on investment (discounted or

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otherwise), net cash provided by operations, or cash flow in excess of cost of capital, in each case before or after any special or other items; (7) economic value created; (8) gross margin, operating margin or other financial margin, in each case before or after any special or other items; (9) stock price or shareholder return (on a gross or net basis); (10) dividend payout; (11) strategic business criteria, consisting of one or more objectives or goals based on: specified market penetration; goals based on geographic expansion or reduction; goals based on cost or cost savings targets; goals based on strategic initiatives; goals based on customer satisfaction; goals based on employee satisfaction; goals based on management of personnel; goals based on business or operations efficiencies; goals based on employment practices; goals related to individual or group improvement in, or goals related to supervision or management of, operations or areas of responsibility; and goals relating to acquisitions or divestitures or integration of acquisitions. The Committee may specify that any such performance measures will be calculated before or after extraordinary or any nonrecurring, special or other income, gain, expense or other special or identified items, before or after changes in accounting principles or standards, before or after capital charges, before or after revenues, operations, earnings or losses of discontinued operations or acquisitions or other events or transactions, or before or after Awards under this Plan or other incentive compensation. The targeted level or levels of performance with respect to such business criteria may be established at such levels and in such terms as the Committee may determine, in its discretion, including in absolute terms, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more third parties or other companies, special index or group selected for comparison.
     (iii) Performance Period; Timing for Establishing Performance Goals. Achievement of performance goals in respect of such Performance Awards shall be measured over a performance period of up to one year or more than one year, as specified by the Committee. A performance goal shall be established not later than the earlier of (A) 90 days after the beginning of any performance period applicable to such Performance Award, or (B) the time 25% of such performance period has elapsed.
     (iv) Performance Award Pool. The Committee may establish a Performance Award pool, which shall be an unfunded pool, for purposes of measuring performance in connection with Performance Awards. The amount of such Performance Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 10(b)(ii) during the given performance period, as specified by the Committee in accordance with Section 10(b)(iii). The Committee may specify the amount of the Performance Award pool as a percentage of any of such business criteria, a percentage thereof in excess of a threshold amount, or as another amount.
     (v) Settlement of Performance Awards; Limitation on Award Amount; Other Terms. Settlement of such Performance Awards shall be in cash, Common Stock, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, increase or reduce the amount of a settlement otherwise to be made in connection with such Performance Awards, but to the extent required by Section 162(m) may not exercise discretion to increase any such amount payable to a covered employee in respect of a Performance Award subject to this Section 10(b). Any settlement which changes the form of payment from that originally specified shall be implemented in a manner such that the Performance Award and other related Awards do not, solely for that reason, fail to qualify as “performance-based compensation” for purposes of Section 162(m), if and to the extent the Award is intended to qualify under Section 162(m). The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of employment by the Grantee or other event (including a Change in Control prior to the end of a performance period or settlement of such Performance Awards). However, subject to adjustment in accordance with Section 13 concerning Changes in Capitalization, no covered employee may be granted a Performance Award under this Section 10(b) for an amount (whether payable in cash, or in Shares or other property determined at Fair Market Value at the date of payment, or any combination) greater than the following limitation: (A) if the Award is for performance over a period of one year or less, such Performance Award shall not be for an amount greater than the lesser of $1 million or ten times such person’s annual base salary in effect

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as of the date of the commencement of the performance period and (B) if the Award is for a performance period of more than one year, such Performance Award shall not be for an amount in excess of the amount determined under (A) above multiplied by the number of years and fractions of a year comprising the performance period.
     (c) Written Determinations. Determinations by the Committee as to the establishment of performance goals, the amount potentially payable in respect of Performance Awards, the level of actual achievement of the specified performance goals relating to Performance Awards, and the amount of any final Performance Award, shall be recorded in writing in the case of Performance Awards intended to qualify under Section 162(m). Specifically, the Committee shall certify in writing, in a manner conforming to applicable regulations under Section 162(m), prior to settlement of each such Performance Award granted to a covered employee, that the performance objective relating to the Performance Award and other material terms of the Performance Award upon which settlement of the Performance Award was conditioned have been satisfied. To the extent that the Committee wishes to grant Performance Awards in satisfaction of the Section 162(m) rules, shareholder approval will be sought and obtained with respect to the performance criteria every five (5) years.
11.	Other Awards. Other forms of Awards valued in whole or in part by reference to, or otherwise based on, Shares may be granted either alone or in addition to Awards provided for above. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Grantees to whom and the time or times at which such Other Awards will be granted, the number of Shares (or the cash equivalent thereof) to be granted pursuant to such Other Awards, and all other terms and conditions of such Other Awards.
12.	Loans.
     (a) The Company shall not make or arrange any personal loans to a Grantee or Optionee who is an executive officer of the Company in connection with the purchase of Shares pursuant to an Award or in connection with the exercise of an Option. Such prohibition shall not prevent the Company or a Subsidiary from making or arranging such loans to an Optionee or Grantee who is not an executive officer of the Company (if approved by the Committee), in connection with the purchase of Shares pursuant to an Award or in connection with the exercise of an Option, subject to the following terms and conditions and such other terms and conditions, including the rate of interest, if any, as the Committee shall impose from time to time, not inconsistent with the Plan.
     (b) No loan made in connection with the purchase of Shares pursuant to an Award or in connection with the exercise of an Option under the Plan shall exceed the sum of (i) the aggregate purchase price payable pursuant to the Option or Award with respect to which the loan is made, plus (ii) the amount of the reasonably estimated income taxes payable by the Optionee or Grantee with respect to the Option or Award. In no event may any such loan exceed the Fair Market Value, at the date of exercise, of any such Shares.
     (c) No loan in connection with the purchase of Shares pursuant to an Award or in connection with the exercise of an Option made under the Plan shall have an initial term exceeding ten (10) years; provided, that loans under the Plan shall be renewable at the discretion of the Committee; and provided, further, that the indebtedness under each loan shall become due and payable, as the case may be, on a date no later than (i) one (1) year after termination of the Optionee’s or Grantee’s employment due to death or retirement, or (ii) the date of termination of the Optionee’s or Grantee’s employment for any reason other than death or retirement.
     (d) Loans in connection with the purchase of Shares pursuant to an Award or in connection with the exercise of an Option under the Plan may be satisfied by an Optionee or Grantee, as determined by the Committee, in cash or, with the consent of the Committee, in whole or in part by the transfer to the Company of Shares whose Fair Market Value on the date of such payment is equal to the cash amount for which such Shares are transferred.

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     (e) A loan in connection with the purchase of Shares pursuant to an Award or in connection with the exercise of an Option under the Plan shall be secured by a pledge of Shares with a Fair Market Value on the date of pledge of not less than the principal amount of the loan. After partial repayment of a loan, pledged shares that are no longer required as security may be released to the Optionee or Grantee.
     (f) Every loan in connection with the purchase of Shares pursuant to an Award or in connection with the exercise of an Option under the Plan shall meet all applicable laws, regulations and rules of the Federal Reserve Board and any other governmental agency having jurisdiction.
     (g) Every loan under this Section 12 is subject to additional restrictions or limitations made applicable to the Company by virtue of any law, regulation, rule or order.
13.	Adjustment Upon Changes in Capitalization.
     (a) In the event of a Change in Capitalization, the Committee shall conclusively determine the appropriate adjustments, if any, to the maximum number and class of shares of stock with respect to which Options or Awards may be granted under the Plan, the number and class of shares as to which Options or Awards have been granted under the Plan, and the purchase price therefore, if applicable.
     (b) Any such adjustment in the Shares or other securities subject to outstanding Incentive Stock Options (including any adjustments in the purchase price) shall be made in such manner as not to constitute a modification as defined by Section 424(h)(3) of the Code and only to the extent otherwise permitted by Sections 422 and 424 of the Code.
     (c) If, by reason of a Change in Capitalization, a Grantee of an Award shall be entitled to new, additional or different shares of stock or securities (other than rights or warrants to purchase securities), such new additional or different shares shall thereupon be subject to all of the conditions, restrictions and performance criteria which were applicable to the Shares or units pursuant to the Award prior to such Change in Capitalization.
14.	Effect of Certain Transactions. In the event of (i) the liquidation or dissolution of the Company, (ii) a merger or consolidation in which the Company is not the surviving corporation or (iii) the sale or disposition of all or substantially all of the Company’s assets, provision shall be made in connection with such transaction for the assumption of the Plan and the Options or Awards theretofore granted under the Plan, or the substitution for such Options or Awards of new options or awards of the Successor Corporation, with appropriate adjustment as to the number and kind of shares and the purchase price for shares thereunder. Notwithstanding the foregoing, any other provision in this Plan or in an Option or Award Agreement, in the event of a transaction listed above or a Change in Control, the Committee, with the approval of the Board, shall have the right and authority to cancel and terminate all outstanding Options and Awards by paying each holder of an Option or Award in cash the difference between the exercise price, if any, and the Fair Market Value of the Shares underlying the Option or Award on the date of the consummation of the transaction or Change in Control. If the Committee elects to exercise its authority hereunder it shall provide each holder of an Option with the right to exercise the option (regardless of any vesting period) immediately prior to the transaction or Change in Control and shall provide each holder of an Award the right to fully vest that Award immediately prior to the transaction or Change in Control. A decision to exercise its right and authority, the manner of exercising its right and authority and interpretations by the Committee under the foregoing provision shall be final and binding on the holders of all Options and Awards.
15.	Release of Financial Information. A copy of the Company’s annual report to shareholders shall be delivered or made available to each Optionee and Grantee at the time such report is distributed to the Company’s shareholders. Upon request the Company shall furnish to each Optionee and Grantee a copy of its most recent annual report and each quarterly report and current report filed under the Exchange Act, since the end of the Company’s prior fiscal year.

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16.	Termination and Amendment of the Plan. The Plan shall terminate on the day preceding the tenth anniversary of its effective date and no Option or Award may be granted thereafter. The Board may sooner terminate or amend the Plan at any time, and from time to time; provided, however, that, except as provided in Sections 13 and 14 hereof, no amendment shall be effective unless approved by the shareholders of the Company in accordance with applicable law and regulations at an annual or special meeting held within twelve months before or after the date of adoption of such amendment, where such amendment will:
     (a) increase the number of Shares as to which Options or Awards may be granted under the Plan;
     (b) change the class of persons eligible to participate in the Plan; or
     (c) cause Options issued under the Plan to be repriced or to lower the exercise price of a previously granted Option.
Except as provided in Sections 13 and 14 hereof, rights and obligations under any Option or Award granted before any amendment of the Plan shall not be altered or impaired by such amendment, except with the consent of the Optionee or Grantee, as the case may be.
17.	Non-Exclusivity of the Plan. The adoption of the Plan by the Board shall not be construed as amending, modifying or rescinding any previously approved incentive arrangement or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.
18.	Limitation of Liability. As illustrative of the limitations of liability of the Company, but not intended to be exhaustive thereof, nothing in the Plan shall be construed to:
     (a) give any person any right to be granted an Option or Award other than at the sole discretion of the Committee;
     (b) give any person any rights whatsoever with respect to Shares except as specifically provided in the Plan;
     (c) limit in any way the right of the Company to terminate the employment of any person at any time; or
     (d) be evidence of any agreement or understanding, expressed or implied, that the Company will employ any person in any particular position at any particular rate of compensation or for any particular period of time.
19.	Regulations and Other Approvals; Governing Law.
     (a) This Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of New York without giving effect to the choice of law principles thereof, except to the extent that such law is preempted by federal law.
     (b) The obligation of the Company to sell or deliver Shares with respect to Options and Awards granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.
     (c) The Plan is intended to comply with Rule 16b-3 promulgated under the Exchange Act and, with respect to the grant of Options, Section 162(m) of the Code (each as amended from time to time), and Section 409A of the Code, and the Committee shall interpret and administer the provisions of the Plan or

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any Agreement in a manner consistent therewith to the extent necessary. Any provisions inconsistent with such Rule or Section shall be inoperative but shall not affect the validity of the Plan or any grants thereunder.
     (d) Except as otherwise provided in Section 16, the Board may make such changes as may be necessary or appropriate to comply with the rules and regulations of any government authority or to obtain for Eligible Employees granted Incentive Stock Options the tax benefits under the applicable provisions of the Code and regulations promulgated thereunder.
     (e) Each Option and Award is subject to the requirement that, if at any time the Committee determines, in its absolute discretion, that the listing, registration or qualification of Shares issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Option or the issuance of Shares, no Options shall be granted or payment made or Shares issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions unacceptable to the Committee.
     (f) In the event that the disposition of Shares acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act of 1933, as amended, and is not otherwise exempt from such registration, such Shares shall be restricted against transfer to the extent required by the Securities Act of 1933, as amended, or regulations thereunder, and the Committee may require any individual receiving Shares pursuant to the Plan, as a condition precedent to receipt of such Shares (including upon exercise of an Option), to represent to the Company in writing that the Shares acquired by such individual are acquired for investment only and not with a view to distribution.
20.	Miscellaneous.
     (a) Multiple Agreements. The terms of each Option or Award may differ from other Options or Awards granted under the Plan at the same time, or at some other time. The Committee may also grant more than one Option or Award to a given Eligible Employee during the term of the Plan, either in addition to, or in substitution for, one or more Options or Awards previously granted to that Eligible Employee. The grant of multiple Options and/or Awards may be evidenced by a single Agreement or multiple Agreements, as determined by the Committee.
     (b) Withholding of Taxes. The Company shall have the right to deduct from any distribution of cash to any Optionee or Grantee an amount equal to the federal, state and local income taxes and other amounts required by law to be withheld with respect to any Option or Award. Notwithstanding anything to the contrary contained herein, if an Optionee or Grantee is entitled to receive Shares upon exercise of an Option or pursuant to an Award, the Company shall have the right to require such Optionee or Grantee, prior to the delivery of such Shares, to pay to the Company the amount of any federal, state or local income taxes and other amounts which the Company is required by law to withhold.
     (c) Termination of Employment. For purposes of this Plan generally, members of the Company’s and its Subsidiaries’ boards of directors, consultants and advisors are treated and referred to as employees. Notwithstanding anything else herein to the contrary, if an Optionee who is a member of the board of directors, a consultant or advisor ceases to serve in such capacity for reasons other than death, then his right to exercise the Options will cease ninety (90) days following such cessation, provided that no Option may be exercised following the end of its fixed term, and further provided that if such an Optionee ceases to serve in that capacity because he voluntarily resigns from his directorship or from his engagement as a consultant or advisor, or because he is removed for cause by the shareholders of the Company or by the Board (in the case of a consultant or advisor), then all rights to exercise the Option shall terminate on the date when his service ceases. With respect to common law employees, unless otherwise provided, whether a termination of employment has occurred shall be determined in accordance with Section 409A of the Code and the guidance thereunder.

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     (d) Designation of Beneficiary. Each Optionee and Grantee may, with the consent of the Committee, designate a person or persons to receive in the event of his death, any Option or Award or any amount payable pursuant thereto, to which he would then be entitled. Such designation will be made upon forms supplied by and delivered to the Company and may be revoked in writing. If an Optionee or Grantee fails effectively to designate a beneficiary, then the beneficiary or beneficiaries named by the Optionee under the Company’s group term life insurance plan will be deemed to be the beneficiary. If no such designation exists, then the Optionee or Grantee’s estate shall be deemed the beneficiary.
     (e) Issuance of Uncertificated Shares. The Company may issue Shares, or other securities into which Shares may have been converted under Sections 13 or 14 hereof, in uncertificated form. If the Company issues Shares or other securities in such form, the Company or the Committee shall have the authority, without the consent of any Optionee or Grantee, to take whatever actions are deemed appropriate or necessary, in the sole discretion of the Company or the Committee, to permit the issuance of uncertificated Shares or other securities with respect to any Option or Grant issued hereunder.
21.	Effective Date. The effective date of the Plan shall be the date of its adoption by the Board, subject only to the approval by the affirmative vote of a majority of the votes cast at a meeting of shareholders at which a quorum is present to be held within twelve (12) months of such adoption. No Options or Awards shall vest hereunder unless such Shareholder approval is obtained.

- A18 -

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HUDSON VALLEY HOLDING CORP.
Proxy for Annual Meeting of Shareholders on May 27, 2010
Solicited on Behalf of the Board of Directors
     The undersigned shareholder hereby appoints Angelo R. Martinelli, Cecile D. Singer and Craig S. Thompson or any one of them with full power to act alone as proxy, with full power of substitution and revocation, to vote on behalf of the undersigned all shares of common stock of Hudson Valley Holding Corp. which the undersigned is entitled to vote at the annual meeting of shareholders to be held on May 27, 2010, or any adjournments thereof.
(Continued and to be signed on the reverse side.)

■	14475 ■

ANNUAL MEETING OF SHAREHOLDERS OF
   HUDSON VALLEY HOLDING CORP.
May 27, 2010
NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting and Proxy Statement
are available at www.proxydocs.com/HUVL
Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.
â  Please detach along perforated line and mail in the envelope provided.   â

■ 21230300000000000000 2	052710

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSALS. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
							FOR	AGAINST	ABSTAIN
1.	ELECTION OF DIRECTORS:				2.	TO approve the Hudson Valley Holding Corp. 2010 Omnibus Incentive Plan	☐	☐	☐

		NOMINEES:
☐ ☐ ☐	FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below)	¡ ¡ ¡ ¡ ¡ ¡ ¡ ¡ ¡ ¡ ¡ ¡	William E. Griffin James J. Landy Stephen R. Brown Mary-Jane Foster Gregory F. Holcombe Adam W. Ifshin Michael P. Maloney Angelo R. Martinelli William J. Mulrow John A. Pratt Jr. Cecile D. Singer Craig S. Thompson		3.	TO ratify the appointment of Crowe Horwath LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010	☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment(s) thereof. This proxy when properly executed will be voted as directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted as recommended by the Board of Directors.

INSTRUCTIONS:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

				☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.
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ANNUAL MEETING OF SHAREHOLDERS OF
HUDSON VALLEY HOLDING CORP.
May 27, 2010

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page, and use the Company Number and Account Number shown on your proxy card.
TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call and use the Company Number and Account Number shown on your proxy card.
Vote online/phone until 11:59 PM EST the day before the meeting.
MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.
IN PERSON - You may vote your shares in person by attending the Annual Meeting.

COMPANY NUMBER
ACCOUNT NUMBER

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting and Proxy Statement
are available at www.proxydocs.com/HUVL
â  Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. â

■ 21230300000000000000 2	052710

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSALS. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
							FOR	AGAINST	ABSTAIN
1.	ELECTION OF DIRECTORS:				2.	TO approve the Hudson Valley Holding Corp. 2010 Omnibus Incentive Plan	☐	☐	☐

		NOMINEES:
☐ ☐ ☐	FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below)	¡ ¡ ¡ ¡ ¡ ¡ ¡ ¡ ¡ ¡ ¡ ¡	William E. Griffin James J. Landy Stephen R. Brown Mary-Jane Foster Gregory F. Holcombe Adam W. Ifshin Michael P. Maloney Angelo R. Martinelli William J. Mulrow John A. Pratt Jr. Cecile D. Singer Craig S. Thompson		3.	TO ratify the appointment of Crowe Horwath LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010	☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment(s) thereof. This proxy when properly executed will be voted as directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted as recommended by the Board of Directors.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

				☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.
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